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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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/ /	Soliciting Material Pursuant to §240.14a-12
Primus Telecommunications Group, Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

1700 Old Meadow Road
McLean, Virginia 22102

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on March 31, 2003

Dear Stockholder:

        You are cordially invited to attend the Special Meeting of Stockholders of Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), to be held at 10:00 a.m., local time, on March 31, 2003 at Primus Telecommunications Group, Incorporated, Board Room, 1700 Old Meadow Road, McLean, Virginia, 20101 for the following purposes:

  1.
  To approve the issuance of 121,097 shares of Series C Convertible Preferred Stock at a price of $75.0067 per share for gross proceeds of $9.08 million to the Company before expenses; and

  2.
  To transact such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof.

        The Board of Directors has fixed February 10, 2003 as the record date for determining the stockholders entitled to receive notice of and vote at the Special Meeting of Stockholders and any adjournment or postponement thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

By Order of the Board of Directors,

K. Paul Singh Chairman of the Board of Directors, President, and Chief Executive Officer

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

1700 Old Meadow Road
McLean, Virginia 22102

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON
March 31, 2003

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), in connection with the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at 10:00 a.m., local time, on March 31, 2003 at Primus Telecommunications Group, Incorporated, Board Room, 1700 Old Meadow Road, McLean, Virginia 22012, and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This solicitation is made by the Board of Directors of the Company. This Proxy Statement and the accompanying Proxy Card are being mailed on or about February 14, 2003 to stockholders of record of the Company at the close of business on February 10, 2003.

INTRODUCTION AND REASON FOR THE SPECIAL MEETING

        On December 31, 2002, the Company completed the first part of a two-part sale of its securities to investors in a private placement pursuant to a Stock Purchase Agreement, dated as of December 31, 2002 that we refer to in this Proxy Statement as the "Purchase Agreement." In the Purchase Agreement, the Company:

  •
  sold an aggregate of 438,853 shares of Series C Convertible Preferred Stock ("Series C Preferred") on December 31, 2002 (the "Initial Closing") to AIG Global Sports and Entertainment Fund, L.P. ("AIG Global Sports"), AIG Global Emerging Markets Fund, L.L.C. ("AIG Emerging Markets"), GEM Parallel Fund, L.P. ("Gem") and an additional investor (the "Initial Closing Shares") at a price of $75.0067 per share and

  •
  agreed to sell up to an aggregate of 121,097 shares of Series C Preferred in a subsequent closing (the "Second Closing") to AIG Global Sports, AIG Emerging Markets and Gem (the "Second Closing Shares") at a price of $75.0067 per share.

        The issuance of the Second Closing Shares (alternatively referred to as the "Series C Issuance") would cause AIG Global Sports, AIG Emerging Markets and Gem to collectively beneficially own in excess of 20% of the Company's outstanding Common Stock (as defined below), treating the outstanding Series C Preferred (including for such purposes the Second Closing Shares) as if converted to Common Stock, as further described in the Series C Issuance proposal. Stockholder approval of the issuance of the Second Closing Shares is required by the rules of the Nasdaq Stock Market ("Nasdaq Rules"). The Company's Common Stock is listed on the Nasdaq SmallCap Market. The Series C Issuance is subject to the approval of the Company's stockholders, which is being sought in this Proxy Statement.

VOTING PROCEDURES

        Please complete, date and sign the accompanying Proxy Card and return it promptly to the Company in the enclosed envelope.

        Stockholders Entitled to Vote.    Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on February 10, 2003 (the "Record Date") are entitled to receive Notice of the Special Meeting and vote such shares held by them at the Special Meeting or at any adjournments or postponements thereof. Each share of Common Stock outstanding on the Record Date entitles its holder to cast one vote on the Series C Issuance proposal (described in detail below) and each other matter that may properly come before the Special Meeting. In accordance with Nasdaq Rules, holders of Initial Closing Shares (which are not the subject of the Series C Issuance vote presented in this document) are not entitled to vote concerning the Series C Issuance. As of the Record Date, there were 65,079,513 shares of Common Stock outstanding and entitled to vote.

        Quorum.    The presence at the meeting, either in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. Abstentions and votes withheld will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining if a quorum exists.

        Voting.    If the accompanying Proxy Card is properly signed, returned to the Company and not revoked, it will be voted as directed by the stockholder. The Series C Issuance will be determined by a majority of the votes cast affirmatively or negatively at the Special Meeting, assuming a quorum is present. The persons designated as proxy holders on the Proxy Card will, unless otherwise directed, vote the shares represented by such proxy IN FAVOR OF the Series C Issuance and as recommended by the Board of Directors with regard to any other matters, or, if no such recommendation is given, in their own discretion.

        Revocation of a Proxy.    A stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

        You should rely only on the information provided in this Proxy Statement. We have authorized no one to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        As of January 31, 2003, the Company had 579 registered holders of record of its Common Stock. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission ("SEC") and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein.

        The following table sets forth, as of January 31, 2003, certain information as to the beneficial ownership of shares of the Common Stock, including shares (other than Series C Preferred) of Common Stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of Common Stock options) within the meaning of Rule 13d-3(d)(1) under the Securities and Exchange Act of 1934: by each person or group who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; by each director of the Company; by the executive officers of the Company as of January 31, 2003; and by all directors and executive officers as a group. Beneficial ownership of Common Stock subject to outstanding Series C Preferred is not being presented in the immediately following table because the holders of Series C Preferred do not have the right to vote with respect to the Series C Issuance, pursuant to the Nasdaq Rules. Information concerning ownership of outstanding Series C Preferred and beneficial ownership of Common Stock underlying Series C Preferred is presented under "Proposal to Approve the Series C Issuance; The Purchasers—Ownership Percentages" in accordance with the Nasdaq Rules. Unless otherwise indicated, the Company believes that each person listed below had, as of January 31, 2003, sole voting power and sole investment power with respect to the Company's shares of Common Stock listed below, subject to community property laws as applicable.

Name and Business Address	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Shares of Common Stock (1)(2)
K. Paul Singh (3) 1700 Old Meadow Road McLean, VA 22102	4,021,738	6.18%
RS Investment Management Co. LLC (4) 388 Market Street, Suite 200 San Francisco, CA 94111	3,707,000	5.70%
John Melick (5) 1700 Old Meadow Road McLean, VA 22102	129,659	*
John F. DePodesta (6) 1700 Old Meadow Road McLean, VA 22102	352,456	*
David E. Hershberg (7) 1700 Old Meadow Road McLean, VA 22102	81,660	*
Douglas M. Karp (8) 1700 Old Meadow Road McLean, VA 22102	30,000	*
John G. Puente (9) 1700 Old Meadow Road McLean, VA 22102	162,190	*

Neil L. Hazard (10) 1700 Old Meadow Road McLean, VA 22102	46,754	*
Jay Rosenblatt (11) 1700 Old Meadow Road McLean, VA 22102	104,908	*
Nick Earle (12) 1700 Old Meadow Road McLean, VA 22102	30,000	*
Pradman P. Kaul (13) 1700 Old Meadow Road McLean, VA 22102	94,366	*
Paul G. Pizzani (14) 1700 Old Meadow Road McLean, VA 22102	15,000	*
Tracy R. Book (15) 1700 Old Meadow Road McLean, VA 22102	14,660	*
Brener International Group, LLC and affiliates (16) 421 N. Beverly Drive, Suite 300 Beverly Hills, CA 90210	5,948,000	9.14%
All executive officers and directors as a group (17) 1700 Old Meadow Road McLean, VA 22102	5,083,391	7.81%

*
Less than 1% of the outstanding Common Stock.

(1)
Shares of Common Stock subject to options or warrants currently exercisable or which become exercisable on or prior to 60 days from January 31, 2003 ("Currently Exercisable Options") are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Based upon 65,070,153 shares of Common Stock outstanding as of January 31, 2003.

(3)
Includes 381,886 shares of Common Stock owned by Mr. Singh's family, 479,900 shares of Common Stock held by a private foundation of which Mr. Singh is the president and a director, and 7,712 shares held in a 401(k) plan of which Mr. Singh is a beneficiary. Also includes 253,217 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Singh.

(4)
Based on a Schedule 13G dated February 11, 2003, RS Investment Management Co. LLP has reported that it may be deemed to be the beneficial owner of 3,707,000 shares of Common Stock.

(5)
Includes 22,500 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Melick.

(6)
Includes 71,667 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. DePodesta.

(7)
Includes 45,000 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Hershberg and 945 shares owned by a family partnership.

(8)
Includes 30,000 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Karp.

(9)
Includes 30,000 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Puente.

(10)
Includes 34,167 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Hazard.

(11)
Includes 27,512 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Rosenblatt and 3,381 shares owned jointly with his spouse.

(12)
Includes 30,000 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Earle.

(13)
Includes 15,000 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Kaul.

(14)
Includes 15,000 shares of Common Stock issuable upon exercise of Currently Exercisable Options granted to Mr. Pizzani.

(15)
Includes 5,000 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Ms. Book.

(16)
Includes 3,000,000 shares beneficially owned by Brener International Group, LLC ("Brener"). 2,800,000 shares beneficially owned by Toro Ventures, Ltd. ("Toro"); 55,000 shares beneficially owned by Clive Fleissig and 93,000 shares beneficially owned by Fernando Rojas, as reported on Schedules 13G dated January 29, 2003. Messrs. Fleissig and Rojas disclaimed group participation with Brener and Toro.

(17)
Consists of 12 persons and includes 579,063 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to directors and executive officers.

PROPOSAL TO
APPROVE THE SERIES C ISSUANCE

INTRODUCTION

        On December 31, 2002, the Company completed the first part of a two-part sale of its securities to investors in a private placement pursuant to the Purchase Agreement. In the Purchase Agreement, the Company:

  •
  sold an aggregate of 438,853 shares of Series C Preferred (or the Initial Closing Shares) on December 31, 2002 to AIG Global Sports, AIG Emerging Markets, Gem and an additional investor at a price of $75.0067 per share and;

  •
  agreed to sell up to an aggregate of 121,097 shares of Series C Preferred at the Second Closing to AIG Global Sports, AIG Emerging Markets and Gem (or the Second Closing Shares) at a price of $75.0067 per share.

The issuance of the Second Closing Shares (alternatively referred to as the Series C Issuance) is subject to the approval of the Company's stockholders, which is being sought in this Proxy Statement.

DESCRIPTION OF THE SERIES C PREFERRED

        Set forth below is a brief summary of the Series C Preferred terms, which are described in greater detail under "Summary of the Private Placement; Series C Preferred." These summaries are qualified by the actual terms of the Series C Preferred, as set forth in detail in the attached Annex A.

Certificate of Designation for the Series C Preferred

        Each Second Closing Share has terms identical to the First Closing Shares. Each share of Series C Preferred at the time of the Initial Closing was convertible into Common Stock (the "Conversion Ratio") at a rate of forty (40) shares of Common Stock for each share of Series C Preferred, resulting in an initial effective conversion price per share of Common Stock (the "Effective Conversion Price") of $1.875 as of December 31, 2002 (the "Initial Closing Date"). The Conversion Ratio and the Effective Conversion Price are subject in each case from time-to-time to weighted-average anti-dilution adjustments, provided that such adjustments do not result in an adjusted Effective Conversion Price per share of Common Stock of less than $1.754 per share (the "Conversion Floor"). The Conversion Floor was established, as of the Initial Closing Date, based on the average closing price for one share of the Company's Common Stock for the five trading days preceding the signing of the Purchase Agreement ($1.754). The closing price for the Company's Common Stock on January 31, 2003 was $2.16 per share.

        The purchase price for each Second Closing Share was established pursuant to the Purchase Agreement at $75.0067, which is the same price per share paid for the Initial Closing Shares at the Initial Closing. The Series C Preferred will be subject to mandatory conversion at the then-effective Conversion Ratio when the average closing price of the Company's Common Stock for any consecutive twenty (20) trading-day period exceeds three (3) times the then Effective Conversion Price, and shares of the Series C Preferred are no longer subject to certain transfer restrictions under federal securities laws. The Series C Preferred will be subject to certain performance adjustments, payable as an adjustment to the then-effective Conversion Ratio or in cash at the Company's option or in certain other circumstances as described in greater detail below. Generally, this performance adjustment provision will be extinguished upon the Company's attaining any one of certain specified performance targets discussed in greater detail below under "Summary of the Private Placement; Series C Preferred—Performance Adjustment Terms."

        Each share of Series C Preferred is entitled to a liquidation preference payment ahead of the Company's Common Stock equal to the then applicable Effective Conversion Price multiplied by the number of shares of Common Stock into which such share is convertible plus an amount representing a 15% internal rate of return (less dividends, distributions and performance adjustment payments previously made) on the allocable purchase price paid to the Company for such share. So long as holders of the Series C Preferred maintain certain minimum ownership percentage interests in the Company, they will be entitled to nominate and elect one member of (at greater than 5% levels), excluding, for purposes of this computation, any shares of Company capital stock other than the Series C Preferred held by such holders, and one observer to (at greater than 10% levels), the Company's Board of Directors. So long as holders of the Series C Preferred maintain at least a 5% ownership interest excluding, for purposes of this computation, any shares of Company capital stock other than the Series C Preferred held by such holders in the Company, they will be entitled to pro rata participation rights in future equity issuances by the Company, other than certain excluded issuances described more fully below. Assuming stockholder approval of the Series C Issuance, the aggregate amount of Series C Preferred to be issued at the Second Closing will initially be convertible (using the initial Conversion Ratio in effect as of and from the Initial Closing Date through January 31, 2003) into 4,843,880 shares of Common Stock, subject to subsequent anti-dilution and performance adjustment amounts as applicable, as described in more detail below.

        The Company intends to use the proceeds from the sale of the Second Closing Shares for general corporate purposes, including working capital, debt reduction and potential acquisitions involving industry consolidation opportunities.

THE PROPOSAL; BOARD RECOMMENDATION

        The Company seeks stockholder approval of its proposed issuance of 121,097 shares of Series C Preferred to AIG Global Sports, AIG Emerging Markets and Gem pursuant to the requirements of the Nasdaq Rules. The Company's Board of Directors has unanimously approved the issuance of such Second Closing Shares to AIG Global Sports, AIG Emerging Markets and Gem and recommends that stockholders vote "in favor" of this proposal.

THE PURCHASERS

Ownership Percentages

        The following table indicates the beneficial ownership of the Company's voting securities held by AIG Global Sports, AIG Emerging Markets, Gem and an additional investor following (1) the Initial

Closing, and (2) the Second Closing (and assumes no disposition of the Series C Preferred before the Second Closing):

	Number of Shares of Series C Preferred		% of Outstanding Series C Preferred	Common Stock Subject to Series C Preferred		Total Shares of Common Stock Beneficially Owned		% of Voting Securities Beneficially Owned
(1) Shares Owned After Initial Closing (December 31, 2002)
American International Group, Inc.	412,189	(a)	93.92%	16,487,560	(b)	16,487,560	(b)	19.94	%(c)
AIG Global Sports	206,095		46.96%	8,243,800		8,243,800		9.98	%(c)

AIG Emerging Markets	186,371		42.46%	7,454,840		7,454,840		9.02	%(c)

Gem	19,723		4.49%	788,920		788,920			(c)(d)

Additional Investor	26,664		6.07%	1,066,560		1,066,560		1.29%	(c)
(2) Shares Owned After the Second Closing
American International Group, Inc.	533,286	(a)	95.24%	21,331,440	(b)	21,331,440	(b)	24.38	%(c)
AIG Global Sports	266,643		47.62%	10,665,720		10,665,720		12.19	%(c)

AIG Emerging Markets	241,125		43.06%	9,645,000		9,645,000		11.03	%(c)

Gem	25,518		4.56%	1,020,720		1,020,720		1.17	%(c)

Additional Investor	26,664		4.76%	1,066,560		1,066,560		1.22%	(c)

(a)
Consists of shares listed below in this column that are held directly by AIG Global Sports, AIG Emerging Markets and Gem, each of which is managed by a sole general partner or sole managing member that is an indirect wholly-owned subsidiary of American International Group, Inc.

(b)
Consists of shares listed below in this column that are beneficially owned by AIG Global Sports, AIG Emerging Markets and Gem, each of which is managed by a sole general partner or sole managing member that is an indirect wholly-owned subsidiary of American International Group, Inc.

(c)
Shares of Series C Preferred are treated as if converted to Common Stock. This calculation is different from "beneficial ownership" presented under "Security Ownership of Certain Beneficial Owners and Management" above, which excluded shares of Series C Preferred because the holders of Series C Preferred are not eligible to vote on the Series C Issuance, pursuant to Nasdaq Rules, and generally for purposes of other SEC filings, where Series C Preferred held by a holder represents beneficial ownership of Common Stock, and Series C Preferred generally held by other holders is not treated as if converted to Common Stock for purposes of calculating percentage beneficial ownership. The calculation used above is for purposes of calculating ownership to determine whether a "change of control" has occurred under the Nasdaq Rules. The calculation uses 64,927,406 shares of Common Stock outstanding as December 31, 2002.

(d)
Less than 1%.

REASON FOR STOCKHOLDER APPROVAL

        The Company's Common Stock is listed on the Nasdaq SmallCap market. Stockholder approval for the Series C Issuance of the Second Closing Shares is required under Nasdaq Marketplace Rule 4350(i)(1)(B) in connection with the issuance of securities that could result in a "change of control" of an issuer. Rule 4350(i)(1)(B) does not define when a change in control of an issuer may be deemed to have occurred.

        Because the private placement contemplated by the Purchase Agreement involves the potential issuance by the Company of securities convertible into shares of Common Stock that would cause AIG Global Sports, AIG Emerging Markets and Gem to collectively own more than 20% of the Company's currently outstanding Common Stock, calculated as set forth in "The Purchasers—Ownership Percentages" above, the Company issued only 412,189 shares of Series C Preferred to AIG Global Sports, AIG Emerging Markets and Gem at the time of the Initial Closing and will sell 121,097 shares in the aggregate of Series C Preferred (constituting all of the Second Closing Shares) to the foregoing purchasers at the Second Closing if the Series C Issuance is approved by the Company's stockholders at the Special Meeting and certain closing conditions are satisfied. The issuance of the Initial Closing Shares was not sufficient to cause AIG Global Sports, AIG Emerging Markets and Gem to own in excess of 20% of the Company's outstanding Common Stock, calculated as set forth in "The Purchasers—Ownership Percentages" above, and therefore would not constitute a "change of control" of the Company under Nasdaq Rules. As a result of the Nasdaq Rules, the Company is now seeking approval by the stockholders of the Company of the issuance of the Second Closing Shares that would cause those purchasers to own in excess of 20% of the Company's outstanding Common Stock, calculated as set forth in "The Purchasers—Ownership Percentages" above, which could be considered to potentially constitute a "change of control" of the Company for purposes of Nasdaq Rule 4350(i)(1)(B). The Company believes that the issuance of the Second Closing Shares will not necessarily constitute a change in control of the Company in light of the fact that the Series C Preferred has the power to elect only one director, which power is not disproportionate to the capital invested pursuant to the Purchase Agreement, and in light of the Company's takeover provisions described under "Takeover Protection—Classified Board," and "—Other Protections Under By-Laws."

RATIONALE FOR THE PRIVATE PLACEMENT

        The Company needed cash from the private placement to bolster its negative working capital situation (as of September 30, 2002) and to improve its long-term liquidity position in order to facilitate the repayment or refinancing of its near-term obligations. The Company had been seeking such financing for over one year prior to entering into the Purchase Agreement, and the private placement of Series C Preferred represented the best opportunity available on terms sufficiently favorable to the Company and its stockholders to achieve the foregoing objectives.

        As of September 30, 2002, the Company had scheduled debt repayment obligations of $48.2 million (which includes $6.1 million of vendor debt payments, originally due in 2002 and deferred by agreement with the lender until 2003) and $149.8 million that were due and payable for fiscal years 2003 and 2004, respectively. Of these amounts, $87.2 million in the aggregate was payable with respect to outstanding debt securities of the Company, $77.9 million was related to outstanding vendor debt of the Company and $32.9 million was related to other indebtedness of the Company. Without the private placement of Series C Preferred, it would have been more difficult for the Company to repay or refinance the $87.2 million outstanding principal balance (at September 30, 2002) due on its publicly traded bonds which mature in August 2004 (the "'04 Notes"). Following the Initial Closing, the Company announced on January 30, 2003 its repurchase of $64.2 million in debt securities, including $43.7 million in '04 Notes. Prior to the Company's purchase, noteholders of a majority of the '04 Notes consented to the elimination of most of the '04 Note covenant terms.

        The Company is party to a number of secured loans that were arranged under a facility to fund the purchase of telecommunications equipment (the "Equipment Facility"). The lenders under the Equipment Facility, NTFC Capital Corporation and General Electric Capital Corporation, have entered into a letter of intent with the Company to amend the terms of the Equipment Facility to, among other things, defer principal payments otherwise due during the period from January 2002 through July 2003. The lenders have agreed to defer principal payments that were otherwise due during 2002 while the final documentation is being prepared, and it is anticipated the definitive agreement concerning the other matters covered in the letter of intent will be entered into in the near future. As of September 30, 2002, the Company had outstanding borrowings of $57.7 million under the Equipment Facility. The Company will record any modification to the Equipment Facility once the modification, if any, becomes final.

INTEREST OF CERTAIN PERSONS IN MATTER TO BE ACTED UPON

        On December 31, 2002, the Company completed a sale of the Initial Closing Shares (438,853 shares of its Series C Preferred) in a private placement to AIG Global Sports, AIG Emerging Markets, Gem and an additional investor. The general partner of AIG Global Sports, the managing member of AIG Emerging Markets and the general partner of Gem are indirect wholly owned subsidiaries of American International Group, Inc. ("AIG"). Each of AIG Global Sports, AIG Emerging Markets and Gem have agreed in the Purchase Agreement to purchase the Second Closing Shares of Series C Preferred subject to the condition precedent that the stockholders of the Company approve the Series C Issuance and certain other closing conditions. Following the Initial Closing pursuant to the Purchase Agreement, on December 31, 2002, the holders of Series C Preferred exercised their right, under the Series C Preferred terms, to (i) elect a director (the "Series C Director") and elected Paul G. Pizzani to the Company's Board of Directors and (ii) appoint Geoffrey L. Hamlin as a Board Observer (as defined below). In the Series C Issuance proposal, the Company is seeking stockholder approval of the additional issuance of the Second Closing Shares of its Series C Preferred to AIG Global Sports, AIG Emerging Markets and Gem, which would cause those purchasers to collectively beneficially own in excess of 20% of the Company's outstanding Common Stock, treating the outstanding Series C Preferred (including for such purposes the Second Closing Shares) as if converted to Common Stock.

        Paul G. Pizzani, a director of the Company, is a partner of Pizzani Hamlin Capital, L.L.C. ("PH Capital"). PH Capital is an advisor to AIG Capital Partners, Inc., which is an indirect wholly owned subsidiary of AIG. Prior to forming PH Capital, Mr. Pizzani was a Managing Director of Wasserstein Perella Emerging Markets, where he specialized in private equity investments and debt transactions. Prior to joining Wasserstein, Mr. Pizzani served as Treasurer of COMSAT Corporation, an international communications company. Mr. Pizzani was instrumental in the establishment of COMSAT International Ventures, which was formed in 1992 to develop, acquire, and manage early stage communications properties in developing markets. Mr. Pizzani received his B.S. from Villanova University, and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Pizzani is a Chartered Financial Analyst, a Certified Public Accountant, and a Certified Management Accountant.

        Geoffrey L. Hamlin, a Board Observer appointed by the holders of Series C Preferred, is a partner of PH Capital. Mr. Hamlin served as a strategic advisor to Wasserstein Perella Emerging Markets, prior to founding PH Capital in 1999. While at Wasserstein, Mr. Hamlin structured private equity and debt transactions in the developing markets. Prior to joining Wasserstein, Mr. Hamlin worked as an Associate General Counsel at COMSAT Corporation, where he joined Mr. Pizzani in 1994 and served on the senior management team of COMSAT International Ventures. Mr. Hamlin received his B.A. from Tufts University and a J.D. from the University of Texas School of Law. From 1990 to 1994, Mr. Hamlin was an attorney with Cleary, Gottlieb, Steen & Hamilton, where he specialized in international transactions, joint ventures and structured finance.

SUMMARY OF THE PRIVATE PLACEMENT

        The following is a summary of the terms and conditions of the Series C Preferred.

SERIES C PREFERRED

Dividends

        The holders of the Series C Preferred shall be entitled to receive non-cumulative dividends in preference to any dividend on the Common Stock, when, as and if declared by the Board of Directors of the Company (the "Board"), payable at the rate of 8% of the Original Issue Price (as defined below) per annum. Any dividends declared by the Board may be paid at the discretion of the Board in cash, in shares of Common Stock of the Company or by any combination of cash or shares. Common Stock paid as a dividend will be valued at the average daily closing price of the Company's Common Stock during the consecutive 30-day trading period ending on the applicable dividend date. The "Original Issue Price" of the Series C Preferred is $75.0067 per share. Dividends may be paid only out of funds legally available. There are no other restrictions in the Series C Preferred terms on the payment of dividends on the Series C Preferred other than as set forth above.

Conversion

        The holders of the Series C Preferred shall have the right to convert their shares of Series C Preferred, at any time and from time to time, into shares of Common Stock. The initial Conversion Ratio was established as of the Initial Closing Date at (and remains, as of January 31, 2003) forty (40) to one, subject to subsequent proportional adjustments for stock splits, stock dividends, recapitalizations and the like, and anti-dilution adjustments, as described below and subject to adjustment as described under "—Performance Adjustment Terms." As of any date, the Effective Conversion Price shall be calculated as follows:

Effective Conversion Price	=	Original Issue Price The Conversion Ratio (then in effect)

No fractional shares of Common Stock will be issued upon conversion of the Series C Preferred. In lieu of any fractional share, the holders of Series C Preferred will receive in cash the fair market value of the fractional share, determined by reference to the closing price of the Common Stock on the day preceding payment. Except for certain Excluded Issuances described below, the Conversion Ratio is subject to broad-based, weighted-average anti-dilution adjustment for issuances of Common Stock at a price that is less than the existing Effective Conversion Price or for issuances of other Company securities from time to time convertible into or exercisable or exchangeable for Common Stock at a price that is less than the existing Effective Conversion Price (with the Common Stock-equivalent price for such other securities giving effect to all amounts payable upon issuance or grant and/or conversion, exercise or exchange thereof); provided, however, in no event shall the Conversion Ratio be increased such that the Effective Conversion Price is reduced below the Conversion Floor ($1.754 per share). Notwithstanding the foregoing, each of the following issuances of equity securities are not subject to any anti-dilution adjustment (each, an "Excluded Issuance"):

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  up to an aggregate of 100,000 shares of Common Stock issued or granted to employees, agents or consultants of the Company after the Initial Closing, as determined by the Board of Directors;

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  up to an aggregate of 1,000,000 shares of Common Stock granted as restricted stock awards or issuable upon the exercise of stock options granted to executives and senior management of the Company;

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  up to 2,748,894 shares of Common Stock (subject to adjustment for Authorized Preferred Stock Issuances (as defined below) and certain capital stock adjustments affecting the Common Stock as a class) issued in connection with Board-approved acquisitions, joint ventures or financial or investment advisory transactions or transactions in the ordinary course of business involving issuances to vendors and suppliers;

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  shares of Common Stock or Series C Preferred issued as a dividend on the Series C Preferred;

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  certain issuances in respect of capital stock adjustments; and

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  issuances upon conversion of the Series C Preferred.

        The Series C Preferred shall be automatically converted into Common Stock, at the then applicable Conversion Ratio,

  •
  in the event that the holders of at least 66 2/3% of the outstanding Series C Preferred as of any date elect to effect a voluntary conversion of their shares or

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  when the average closing price for the Common Stock for any consecutive 20-day trading period exceeds three (3) times the Effective Conversion Price, and shares of the Series C Preferred (or underlying Common Stock) are no longer subject to certain trading restrictions under the Securities Act of 1933, as amended (the "Securities Act").

Performance Adjustment Terms

        The Series C Preferred terms include a performance adjustment provision that obligates the Company to make payments to the holders of Series C Preferred under circumstances described below.

        After the Initial Closing and until the Company has achieved one or more of the Performance Milestones described below, the Conversion Ratio is subject to quarterly increases based on an increment of $1.50 per share (the "Performance Adjustment Amount") (prorated daily in the event that a Performance Milestone is achieved during the quarter for which the adjustment is being made) divided by the Effective Conversion Price then in effect immediately prior to the adjustment. The performance adjustment may be made by means of increasing the Conversion Ratio (thereby entitling holders of Series C Preferred to receive additional shares of Common Stock upon conversion of the Series C Preferred), which has a corresponding effect under the Series C Preferred terms to decrease the Effective Conversion Price; provided, however, in no such case shall any adjustment decrease the Effective Conversion Price below the Conversion Floor. Alternatively, the Company at its option may pay, and in certain circumstances may be required to pay, the Performance Adjustment Amount in cash in lieu of making the adjustment to the Conversion Ratio described above. Once one or more of the Performance Milestones is achieved, no further adjustments shall be made under this provision.

        For purposes of this provision, a "Performance Milestone" shall mean any of the following events:

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  reduction of the Company's Net Debt (as defined below) to $405,000,000 or less;

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  an average daily closing price for the Company's Common Stock during any period of thirty (30) consecutive trading days that equals or exceeds the Effective Conversion Price then in effect; or

  •
  the ratio of the Company's Net Debt to the Company's specified annualized earnings before interest, taxes, depreciation and amortization (or EBITDA) is reduced to 3.625 or less.

        "Net Debt" means indebtedness of the Company with a maturity of one (1) year or more (excluding any such indebtedness incurred by the Company in connection with its acquisition of assets pursuant to that certain Customer Transfer Agreement by and between the Company and Cable & Wireless USA, Inc. dated September 13, 2002) less the Company's unrestricted cash balance (including proceeds from the Initial Closing and Second Closing not used to achieve certain leverage criteria described in the Purchase Agreement) as of the last day of the quarter preceding the calculation date.

        The Company plans to announce by press release any satisfaction of the Performance Milestone provision and any full or pro rata quarterly cash payment or adjustment to the Conversion Ratio that it is obligated to pay under the Series C Preferred terms.

Liquidation Preference

        In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred shall be entitled to receive in preference to the holders of the Common Stock a per share amount equal to the Effective Conversion Price multiplied by the number of shares of Common Stock into which the shares of Series C Preferred held by such holders are then convertible, plus such amount as would represent a 15% internal rate of return on the Original Issue Price, less dividends, distributions and performance adjustment payments previously made (the "Liquidation Preference"). Unless otherwise determined by holders of at least 66 2/3% of the issued and outstanding Series C Preferred, a liquidation shall be deemed to include certain mergers, reorganizations, sales or other transactions in which more than 50% of the total outstanding voting power of the Company is transferred or which involves the sale of all or substantially all of the Company's assets. After the payment of the Liquidation Preference to the holders of the Series C Preferred (and, as applicable, any other shares of the Company's Preferred Stock (as defined below) as may be issued and outstanding from time to time with a ranking in liquidation senior to or pari passu with the Common Stock), the remaining assets shall be distributed ratably to the holders of the Common Stock.

Voting Rights

        The Series C Preferred will vote together with the Common Stock and not as a separate class except as provided below or as otherwise required by law. Each share of Series C Preferred shall have a number of votes equal to the number of shares of Common Stock as would then be issuable upon conversion of such share of Series C Preferred at the Conversion Ratio then in effect.

Board Representation

        For so long as the issued and outstanding shares of Series C Preferred (together with all Common Stock owned by holders of Series C Preferred) represent at least ten percent (10%) of the total outstanding voting power of the Company on a Fully Diluted Basis (as defined below), the holders of Series C Preferred shall be entitled to elect, by majority vote of the Series C Preferred, one member of the Board of Directors (the "Preferred Director") and one non-voting observer to the Board of Directors (the "Board Observer"); provided that the Preferred Director and the Board Observer are reasonably acceptable to a majority of the other directors of the Company. In the event that the outstanding shares of Series C Preferred represent less than ten percent (10%) of the outstanding voting power but in excess of five percent (5%) of the total outstanding voting power of the Company (this time excluding any Common Stock or other Company securities owned by holders of Series C Preferred) on a Fully Diluted Basis, the holders of Series C Preferred shall be entitled to elect a Preferred Director but no Board Observer.

        In the event a Board Observer is elected by the holders of Series C Preferred, such individual shall be entitled to attend meetings of the Company's Board of Directors in a non-voting capacity. The Board Observer shall be entitled to receive all materials distributed to the Board of Directors but shall be subject to the same obligations as directors with respect to confidentiality, conflicts of interest and misappropriation of corporate opportunities, shall not be entitled to vote on, engage in discussion of or otherwise participate in any matter submitted to the Board of Directors and shall be subject to exclusion from meetings or portions thereof for purposes of protecting the attorney-client privilege or other confidential information.

        For purposes of determining a stockholder's ownership percentage for the taking of an action in accordance with the Series C Preferred terms, "Fully Diluted Basis" shall mean the inclusion of all issued and outstanding shares of Common Stock plus the maximum number of shares of Common Stock issuable upon the exercise or conversion of all outstanding debt and equity securities (including, without limitation, shares of Series C Preferred, warrants and options to purchase capital stock of the Company and the like).

Protective Provisions

        For so long as the outstanding Series C Preferred represents ten percent (10%) or more of the total outstanding voting power of the Company on a Fully Diluted Basis, the Company may not without the approval of a majority of the issued and outstanding Series C Preferred, voting separately as a class:

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  authorize or issue equity securities or rights to purchase or acquire equity securities, other than an Authorized Preferred Stock Issuance (as defined below under "—Authorized Preferred Stock Issuance"), with rights to dividends or liquidation preference that are senior to or pari passu with the Series C Preferred; or

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  amend or waive provisions of the Company's organizational documents in a manner material and adverse to rights of the Series C Preferred.

        For so long as the outstanding Series C Preferred represents ten percent (10%) or more of the total outstanding voting power of the Company on a Fully Diluted Basis, the Company may not without majority approval by the Preferred Director and the other non-management directors of the Company, voting together as a group:

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  merge or consolidate the Company or any subsidiary with annual revenues of at least $75,000,000 (a "Material Subsidiary") unless the Company (or Material Subsidiary, as applicable) is the surviving entity or majority owner;

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  sell, transfer or dispose of all or substantially all of the assets of the Company or any Material Subsidiary;

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  incur indebtedness in excess of $535 million of Net Debt;

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  redeem, repurchase, or reacquire senior or pari passu debt or equity (other than debt or equity issued and outstanding as of the Initial Closing or equity issued after the Initial Closing that is approved consistent with the Series C Preferred terms);

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  authorize total Common Stock issuable upon the exercise of employee, consultant and certain other options (whether granted prior to, on or after the Initial Closing or Second Closing) in excess of 9,000,000 shares (subject to replenishment upon the forfeiture of unvested options);

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  liquidate, reorganize, recapitalize, declare bankruptcy, consent to a receiver, or effect a general assignment for the benefit of creditors; or

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  issue Common Stock or Common Stock equivalents at an effective purchase price per share (including the deemed payment of all applicable exercise or conversion payments at the time of issuance) that is less than the average closing price of the Common Stock for the consecutive 20-day trading period preceding such issuance, other than Excluded Issuances.

Registration Rights

        Simultaneously with the Initial Closing, the Company and the purchasers of the Initial Closing Shares entered into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which the Company granted to such purchasers (and their affiliates and permitted transferees) (the "Designated Holders") registration rights with respect to their shares of Series C Preferred (including Second Closing Shares), and any shares of Common Stock issuable upon conversion of the Series C Preferred held by the Designated Holders (collectively, the "Registrable Securities").

        At any time after the date of the Registration Rights Agreement, the Designated Holders holding at least two-thirds (2/3) of the Registrable Securities may cause the Company to file a registration statement on the appropriate form (a "Registration Statement") under the Securities Act, with respect to their Registrable Securities, so long as the aggregate proceeds to such Designated Holders from such Registration Statement is expected to exceed $10,000,000 (a "Demand Registration"). The Designated Holders are entitled to two (2) Demand Registrations; provided that in the case of an underwritten Demand Registration, if the number of Registrable Securities to be registered on any particular Registration Statement is reduced to less than sixty-seven percent (67%) of the Registrable Securities initially requested to be registered, such registration shall not be counted as a Demand Registration. Designated Holders whose shares are not included in the initial request for registration may also register their Registrable Securities in any such Demand Registration.

        If at any time the Company proposes to file a Registration Statement (other than on Form S-4 or S-8 or any successor forms thereto) with respect to an offering by the Company for its own account or for the account of any stockholder other than a Designated Holder (an "Incidental Registration"), the Designated Holders may participate in such Incidental Registration on the same terms and conditions as proposed by the Company. At any time after the date of the Registration Rights Agreement, the Designated Holders have the right to request registrations of their Registrable Securities on Form S-3, subject to certain limitations, so long as the aggregate proceeds to such Designated Holders from a particular Registration Statement is expected to exceed $1,000,000 (an "S-3 Registration").

        The Company may postpone the filing of a Registration Statement relating to a Demand Registration or an S-3 Registration for certain specified valid business reasons (each a "Valid Business Reason"), but in no event for more than 150 days, and the Company may withdraw a filed Registration Statement in the event of any Valid Business Reason not resulting from the actions of the Company. The Company may exercise this right to postponement or withdrawal no more than once in any 12-month period. For so long as the purchasers of Series C Preferred (and their affiliates and permitted transferees) hold at least ten percent (10%) of the outstanding voting power of the Company on an as-converted to Common Stock and Fully Diluted Basis, the Company may not grant additional registration rights to any party without the prior consent of a majority of the non-employee directors of the Company, unless such registration rights are subordinate to the rights granted under the Registration Rights Agreement.

Specified Subscription Rights

        For so long as the issued and outstanding shares of Series C Preferred represent at least five percent (5%) of the total outstanding voting power of the Company on a Fully Diluted Basis, each holder of Series C Preferred shall be entitled to participate pro rata, subject to specified exceptions described below, in subsequent issuances of equity securities by the Company based upon the relative percentage ownership of the total capital stock of the Company on a Fully Diluted Basis represented by such holder's Series C Preferred shares (the "Specified Subscription Rights"). Holders of Series C Preferred who commit to participate in the full amount of their pro rata share shall also have the right to purchase additional equity securities that are unsubscribed by other holders of Series C Preferred, based upon the relative ownership percentages of all fully participating holders.

        The Specified Subscription Rights do not apply to the following issuances of equity securities by the Company:

  •
  Excluded Issuances;

  •
  up to an aggregate of 9,000,000 shares of Common Stock (subject to replenishment upon the forfeiture of unvested options) issuable upon the exercise of stock options granted to employees and consultants of the Company (whether granted prior to, on or after the Second Closing);

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  registered public offerings of the Company's capital stock;

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  issuances of capital stock upon the conversion, exercise or exchange of equity securities or rights to purchase equity securities;

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  issuances of equity securities (or rights to purchase equity securities) for the extinguishment of indebtedness of the Company; provided that the Common Stock-equivalent price per share for such equity securities issued by the Company (i.e., the quotient of (x) the total stated amount of the indebtedness being extinguished divided by (y) the total number of shares of Common Stock (or Common Stock equivalents) included in such issuance) exceeds the Effective Conversion Price in effect prior to such issuance;

  •
  issuances of shares of Preferred Stock in an Authorized Preferred Stock Issuance (as defined below); or

  •
  other issuances of up to an aggregate of 2,748,894 shares of Common Stock (subject to adjustment for Authorized Preferred Stock Issuances and other capital stock adjustments generally).

Authorized Preferred Stock Issuances

        Pursuant to the Purchase Agreement, the Company has the right to issue up to $75,000,000 worth of additional Convertible Preferred Stock after the Initial Closing until June 1, 2004, provided that each such issuance (an "Authorized Preferred Stock Issuance") of Convertible Preferred Stock (the "New Preferred") complies with each of the following conditions, unless such conditions are waived by holders of a majority in interest of the then-outstanding Series C Preferred, voting as a separate class:

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  the New Preferred does not rank senior to the Series C Preferred with respect to dividends, voting, liquidation preference, preemptive rights, protective provisions or anti-dilution protection and is not otherwise more favorable than the rights, preferences and privileges of the Series C Preferred;

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  the per share purchase price of the New Preferred is not less than the Original Issue Price and the Common Stock-equivalent per-share consideration for the New Preferred is not less than the Effective Conversion Price then in effect;

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  holders of the New Preferred are not entitled to elect more than two (2) members and one (1) non-voting observer to the Board of Directors; provided that until the Company has issued $45,000,000 in New Preferred as a result of Authorized Preferred Stock Issuances, holders of the New Preferred are not entitled to elect more than one (1) member of the Board of Directors; and

  •
  the shares of New Preferred do not receive registration rights that are more favorable than those registration rights of the Series C Preferred set forth in the Registration Rights Agreement.

The Company has no definitive agreement to issue shares that qualify as an Authorized Preferred Stock Issuance.

EFFECT OF TRANSACTION ON EXISTING STOCKHOLDERS

        The exact number of shares of Common Stock into which the Series C Preferred may ultimately be convertible will vary over time as the result of the effects of certain potential dilutive issuances that trigger the anti-dilution provisions of the Series C Preferred described above or the Company's obligation to pay Performance Adjustment Amounts that impact the Conversion Ratio for the Series C Preferred. Moreover, the exact number of shares of Common Stock into which the Series C Preferred may ultimately be convertible is also subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like. If all of the Second Closing Shares are sold pursuant to the Second Closing and all the Series C Preferred outstanding after the Initial Closing and Second Closing were to be converted (without future dilutive issuances, performance adjustments or other Series C Preferred adjustments), then the holders thereof would receive 22,398,000 million shares of Common Stock upon conversion.

REQUIRED VOTE

        The majority of the votes cast affirmatively or negatively at the Special Meeting of Stockholders, excluding for this purpose shares of Series C Preferred, is required to approve the issuance of the Second Closing Shares.

CONSEQUENCE OF NON-APPROVAL

        If the Company fails to obtain the required stockholder approval of the Series C Issuance, such failure likely will prevent the sale of the Second Closing Shares, and the Company's receipt of approximately $9.08 million from the sale thereof. The Board has determined that the sale of the Second Closing Shares is in the best interests of the Company. If our stockholders do not furnish approval, the Company may be required to pursue other financial and operational alternatives. Additional capital may not be available to the Company on favorable terms or at all. In addition, alternative measures may not enable the Company to operate its business as it currently intends.

DESCRIPTION OF CAPITAL STOCK

Common Stock

        The Company is authorized to issue up to 150,000,000 shares of Common Stock, par value $0.01 per share. As of December 31, 2002, there were 64,924,906 shares of Common Stock outstanding, 7,647,149 shares of Common Stock reserved for issuance upon exercise or conversion of stock options and other stock equivalents and 22,398,000 shares of Common Stock reserved for issuance pursuant to the conversion of the Series C Preferred. Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferential rights of the issued and outstanding Preferred Stock (as defined below), and such preferential rights as the Company's Board of Directors may grant in connection with future issuances of Preferred Stock, holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may declare in its discretion out of funds legally available. In the event of a liquidation, dissolution or winding up of the Company, after payment of liabilities and any liquidation preference on any shares of Preferred Stock then outstanding, the holders of shares of Common Stock are entitled to a distribution of any remaining assets of the Company. Holders of shares of Common Stock have no cumulative voting or preemptive rights.

Preferred Stock

        The Company is authorized to issue up to 2,455,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of which 455,000 shares are designated Series A Preferred Stock, 30,000 shares are designated Series B Junior Participating Preferred Stock, and 559,950 shares are designated Series C Convertible Preferred Stock.

        In addition to the Preferred Stock designated as described above, the Company, without further action by the holders of the Company's Common Stock, is also authorized to issue up to 1,410,050 shares of other Preferred Stock ("Other Preferred Stock"). The Company's Board of Directors may determine the timing, series, designation and number of shares of Other Preferred Stock to be issued, as well as the rights, preferences and limitations of such shares, including those related to voting power, redemption, conversion, dividend rights and liquidation preferences. The issuance of Other Preferred Stock would in certain circumstances be subject to the consent of the holders of the Series C Preferred, and could adversely affect the voting power of the holders of Common Stock of the Company or have the effect of deterring or delaying any attempt by a person, entity or group to obtain control of the Company.

TAKEOVER PROTECTION

Classified Board

        Pursuant to the Company's Certificate of Incorporation, the Company's Board of Directors is divided into three classes of directors each containing, as nearly as possible, an equal number of directors. Directors within each class are elected to serve three-year terms and approximately one-third of the directors sit for election at each annual meeting of the Company's stockholders; provided, that the Series C Director is elected by the holders of Series C Preferred as a class, not by all stockholders of the Company. A classified board of directors may have the effect of deterring or delaying any attempt by any group to obtain control of the Company by a proxy contest since such third party would be required to have its nominees elected at two separate annual meetings of the Company's Stockholders in order to elect a majority of the members of the Board of Directors. Directors who are elected to fill a vacancy (including vacancies created by an increase in the number of directors) must be confirmed by the stockholders at the next annual meeting of stockholders whether or not such director's term expires at such annual meeting.

Other Protections Under By-Laws

        The Company's By-Laws allow the Board of Directors to increase the number of directors from time to time (though a decrease in the number of directors may not have the effect of shortening the term of any incumbent director) and to fill any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors. This provision is designed to provide the Board of Directors with flexibility to deal with an attempted hostile takeover by a stockholder who may acquire a majority voting interest in the Company without paying a premium. This provision allows the Board of Directors to increase its size and prevent a "squeeze-out" of any remaining minority interest soon after a new majority stockholder gains control over the Company. Further, the By-Laws limit the new majority stockholder's power to remove a current or all current directors before the annual meeting in the absence of "cause." Cause for removal of a director is limited to

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  a judicial determination that a director is of unsound mind,

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  a conviction of a director of an offense punishable by imprisonment for a term of more than one year,

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  a breach or failure by a director to perform the statutory duties of said director's office if the breach or failure constitutes self-dealing, willful misconduct or recklessness, or

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  a failure of a director, within 60 days after notice of his or her election, to accept such office either in writing or by attending a meeting of the Board of Directors and fulfilling such other requirements of qualification as the By-Laws or Certificate of Incorporation may provide.

Rights Agreement

        The Company is party to an agreement with StockTrans, Inc., as Rights Agent, dated December 23, 1998 (the "Rights Agreement"). The Rights Agreement provides for the distribution of rights that entitle the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one-thousandth of a share (a "Unit") of Series B Junior Participating Preferred Stock, par value $.01 per share (the "Series B Preferred"), at a purchase price of $90.00 per Unit, subject to adjustment (the "Right"). The Rights are presently attached to all certificates representing shares of outstanding Common Stock and generally will attach to shares of Common Stock issuable in the future upon conversion of Series C Preferred. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of:

  •
  ten business days following a public announcement (the date of such announcement being the "Stock Acquisition Date") that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or such subsidiary, or an Exempted Person (defined below)) (an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 20% or more of the then outstanding shares of Common Stock or

  •
  ten business days following the commencement of a tender offer or exchange offer that would result in an Acquiring Person owning 20% or more of the then outstanding shares of Common Stock, or such later date as may be determined by action of a majority of the members of the Board of Directors (such determination to be made prior to such time as any person becomes an Acquiring Person).

        Pursuant to an amendment entered into by the Company and the Rights Agent prior to the Initial Closing Date, as approved by the Board and conforming to the applicable provisions of the Rights Agreement, an Exempted Person under the Rights Agreement now includes each of the purchasers of Series C Preferred pursuant to the Purchase Agreement and any and all other holders of Series C Preferred shares from time to time.

        Until the Distribution Date, the Rights will be evidenced by Common Stock certificates of the Company and will be transferred with and only with such Common Stock certificates, new Common Stock certificates (including shares distributed from Treasury) will contain a notation incorporating the Rights Agreement by reference and the surrender for transfer of any certificates representing outstanding Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

        In the event that

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  the Company is the surviving corporation in a merger with an Acquiring Person and shares of Common Stock shall remain outstanding,

  •
  a person or group of affiliated or associated persons becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock,

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  an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or

  •
  during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., by means of a reverse stock split or recapitalization), then, in each case, each holder of a Right will thereafter have the right to receive, upon exercise, a Unit of Series B Preferred (or, in certain circumstances, Common Stock, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The exercise price is the purchase price multiplied by the number of Units of Series B Preferred issuable upon exercise of a Right prior to the events described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

        In the event that, at any time following the Stock Acquisition Date,

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  the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation (other than a merger described in the preceding paragraph),

  •
  any person or group of affiliated or associated persons consolidates or merges with the Company and all or part of the Common Stock is converted or exchanged for securities, cash or property of any other person or group of affiliated or associated persons or

  •
  50% or more of the Company's assets or earning power is sold or transferred,

each holder of a Right (except for Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the Acquiring Person having a value equal to two times the exercise price of the Right.

        The Rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the Rights Agreement unless earlier redeemed by the Company. At any time until ten business days following the Stock Acquisition Date or such later date as a majority of the members of the Board of Directors shall determine (such determination to be made prior to the date specified in (i) above), a majority of the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (subject to adjustment in certain events) (the "Redemption Price"), payable, at the election of such majority of the Board of Directors, in cash or shares of Common Stock. Immediately upon the action of a majority of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Statutory Provisions

        The Company is subject to Section 203 of the Delaware General Corporation Law (the "DGCL") which, subject to certain exceptions, prohibits a Delaware corporation, the voting stock of which is generally publicly traded (i.e., listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a registered national securities association) or held of record by more than 2,000 stockholders, from engaging in any "business combination" (as defined below) with any "interested stockholder" (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless:

  •
  prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers, and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 of the DGCL defines "business combination" to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder,

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder, or

  •
  the receipt by the interested stockholder of benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as any person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a Delaware corporation.

INCORPORATION BY REFERENCE OF ANNUAL REPORT ON FORM 10-K

        This proxy statement incorporates by reference the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the "Form 10-K") and the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2002 (the "Form 10-Q"), each of which contains important information about the Company and its financial condition that is not set forth herein in this Proxy Statement. A copy of the Form 10-K and the Form 10-Q has also been filed with the SEC and may be accessed from the SEC's homepage (www.sec.gov).

Solicitation of Proxies

        The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone, facsimile or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.

THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 AND ALL OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE. REQUESTS SHOULD BE DIRECTED TO JORDAN DARROW, INVESTOR RELATIONS, PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, 1700 OLD MEADOW ROAD, MCLEAN, VIRGINIA 22102.

STOCKHOLDERS ARE URGED TO MARK IMMEDIATELY, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

K. Paul Singh Chairman of the Board of Directors, President, and Chief Executive Officer
February 14, 2003 McLean, Virginia

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CERTIFICATE OF DESIGNATION

OF THE VOTING POWERS, DESIGNATIONS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
LIMITATIONS AND RESTRICTIONS APPLICABLE TO THE

SERIES C CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the
General Corporation Law of
the State of Delaware

        I, John F. DePodesta, the Executive Vice President of Primus Telecommunications Group, Incorporated (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), DO HEREBY CERTIFY that:

        Pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the First Amended and Restated Certificate of Incorporation of the Corporation (as amended and in effect as of the date hereof and as amended from time to time hereafter in accordance with and subject to the provisions hereof, the "Certificate") and, pursuant to the provisions of Section 151 of the DGCL, the Board, by action duly taken at a meeting thereof conducted in accordance with the provisions of the DGCL, adopted the following resolutions creating a series of 559,950 shares of Preferred Stock designated as Series C Convertible Preferred Stock (the "Series C Preferred"), out of the class of the Corporation's previously authorized preferred stock, par value $0.01 per share (the "Preferred Stock"), which resolutions remain in full force and effect on the date hereof:

        RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Certificate, the Board hereby creates, authorizes and provides for the issuance of shares of Series C Preferred having the voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions that are set forth as follows:

        Section 1.    Certain Definitions.    As used in this Certificate of Designation (this "Designation") with respect to the Series C Preferred, the following terms shall have the meanings provided in this Section 1, with all other capitalized terms used and not otherwise defined herein having the meanings assigned to such terms in the Certificate:

          "Accretive Debt Exchange" shall mean, in each case as and to the extent effected for or resulting in an Exchange Price Per Share that is greater than or equal to the Effective Conversion Price in effect immediately prior to such issuance, any issuance by the Corporation of Common Stock, Convertible Securities or Other Stock Rights in exchange for, or for the purchase, redemption or retirement of, debt securities or other indebtedness of the Corporation from time to time outstanding.

          "Additional Series C Shares" shall mean any and all shares of Series C Preferred issued and sold by the Corporation to applicable Series C Holders as Additional Shares (as defined in the Purchase Agreement) at any Subsequent Closing (as defined in the Purchase Agreement) under the Purchase Agreement on and subject to the terms and conditions thereof.

          "Additional Stock" shall mean shares of Common Stock issued (or, in accordance with Section 5(d)(vi) below, deemed issued) by the Corporation after the Initial Issue Date other than (A) shares of Common Stock (x) issued pursuant to a transaction described in Section 5(d)(vii)

  below, (y) issuable or issued in connection with transactions described in clauses (ii), (iii) or (iv) of the definition of "Excluded Issuance" (as defined below), or (z) issued or issuable upon any conversions of Series C Preferred shares, and (B) any Additional Series C Shares issued and sold by the Corporation to applicable Series C Holders on and subject to the terms and conditions of the Purchase Agreement as "Additional Shares" thereunder.

          "Authorized Preferred Stock Issuance" shall mean any issuance or series of issuances by the Corporation, at any time and from time to time after the Initial Issue Date until June 1, 2004, of additional shares of Preferred Stock to third-party investors for a purchase price, individually or in the aggregate for all such issuances or series of issuances, not to exceed seventy-five million U.S. dollars (US$75,000,000), in each case to the extent that each such issuance or series of issuances complies with each of the following conditions (unless the same have been waived by the affirmative vote (or written consent) of Series C Holders holding a majority of the issued and then-outstanding shares of Series C Preferred, voting separately as a class): (i) the new Preferred Stock subject to issuance shall entitle its holders to rights, powers and preferences with respect to dividends, voting (except as provided in clause (iii) of this definition below), liquidation rights and preferences, preemptive rights, protective provisions, anti-dilution protection and other matters that are no more than pari passu with the Series C Preferred nor otherwise more favorable to such holders than those rights, powers and preferences as are set forth for the benefit of the Series C Holders in this Designation with respect to the Series C Preferred subject hereto; (ii) the purchase price per share of such new Preferred Stock and the Common Stock-equivalent per-share consideration for such new Preferred Stock (such Common Stock-equivalent per-share consideration to be computed as of the new Preferred Stock issuance date as the quotient of (x) the total consideration payable to the Corporation upon issuance of such new Preferred Stock, divided by (y) the maximum number of shares of Common Stock issuable upon conversion of all shares of such new Preferred Stock then issued) shall be as determined by the Board; provided that the purchase price per share of such new Preferred Stock and the Common Stock-equivalent per-share consideration for such new Preferred Stock determined as aforesaid shall be greater than or equal to the Series C Issue Price Per Share and the Effective Conversion Price, respectively, then in effect with respect to the Series C Preferred; provided further that in the event that any firm commitment to purchase any such new Preferred Stock is entered into between the Corporation and any third-party purchaser(s) (such commitment to be subject only to such shareholder approval of the issuance of such new Preferred Stock as may be required by applicable law or regulation) within forty-five (45) days after the Initial Issue Date, the purchase price per share of such new Preferred Stock and the Common Stock-equivalent per-share consideration for such new Preferred Stock determined as aforesaid shall be equal to the Series C Issue Price Per Share and the Effective Conversion Price, respectively, then in effect with respect to the Series C Preferred; (iii) such new Preferred Stock shall not entitle the holders thereof to appoint, voting separately from any other class or series of the Corporation's capital stock, more than two (2) directors and one (1) board observer (on terms substantially similar to the Board Observer as defined herein) to the Board and, unless and until the aggregate purchase consideration received by the Corporation for all Authorized Preferred Stock Issuances shall exceed forty-five million U.S. dollars (US$45,000,000), such holders shall not be entitled to appoint more than one (1) such director; (iv) the liquidation preference or any other amount payable upon a Liquidation to the holders of such new Preferred Stock on a pari passu and pro rata basis with the Series C Preferred shall not exceed the Common Stock-equivalent per-share consideration (as determined in accordance with clause (ii) of this definition above) paid to the Corporation for each share of such new Preferred Stock as is issued and outstanding as of the applicable Liquidation date; provided that, in the case of any new Preferred Stock issued pursuant to any firm purchase commitment entered into between the Corporation and any third-party purchaser(s) within forty-five (45) days after the Initial Issue Date as described in clause (ii) of this definition above, the amount of the Series C Preferred Liquidation Preference specified in clause (i) of the definition of "Liquidation Preference" below shall be paid on a pari passu and pro rata basis with the aggregate liquidation preference payable to the holders of such new Preferred Stock in respect of the per-share consideration paid to the Corporation therefor until all Series C Holders and all holders of such new Preferred Stock shall have received their full purchase consideration (determined in the case of the Series C Holders as the amount specified in clause (i) of the definition of "Liquidation Preference" below with respect to each Series C Preferred share then issued and outstanding) paid to the Corporation for the Series C Preferred shares and new Preferred Stock shares, respectively, that are then issued and outstanding, and, thereafter, once the Series C Holders shall have received their full fifteen percent (15%) internal rate of return as part of the Liquidation Preference applicable to the Series C Preferred, the holders of such new Preferred Stock shall be entitled to receive, in preference to any distribution or payment on or with respect to the Common Stock or any other equity securities of the Corporation ranking junior to such new Preferred Stock (but, in any event, pari passu with the Series A Preferred Stock), an additional liquidation preference amount equal to an internal rate of return of fifteen percent (15%) from its date of issuance on the purchase price for such new Preferred Stock, and (v) the shares of such new Preferred Stock shall be entitled to registration rights that are no more favorable (including, without limitation, with respect to number of demand registrations, "piggyback" rights, Form S-3 registrations, underwriter cutbacks and like matters) than those contemplated by the Registration Rights Agreement entered into by the Corporation and the initial Series C Holders as and in the manner provided in the Purchase Agreement.

          "Board Observer" shall mean an individual reasonably acceptable to the Board (it being agreed that Mr. Geoffrey L. Hamlin will be acceptable to the Board for this purpose if so appointed) who is appointed by the Series C Holders as provided in Section 6(b) below to have the right, as a non-voting observer with respect thereto, to attend, receive notice of and receive and review other materials relating to meetings of the Board from time to time conducted after the Initial Issue Date, it being understood and agreed that such individual (i) shall be subject to the same obligations as voting Board members with respect to confidentiality, conflicts of interest, and misappropriation of corporate opportunities, and shall provide, prior to attending any Board meetings, such agreements, undertakings or assurances to such effect as may be reasonably requested by the Corporation, (ii) shall not be entitled to vote on, engage in discussion of or otherwise participate in any matter submitted to the Board nor to offer any motions or resolutions to the Board, and (iii) shall be subject to exclusion from meetings (or portions thereof) determined by the Board or its chairman to involve or relate to (x) communications with or materials prepared by attorneys or other professional advisors for which any legal privilege may be available to the Corporation and/or any Board members, or (y) information or materials not otherwise adequately protected from improper disclosure or use under the terms of the confidentiality undertakings provided by such individual to the Corporation as noted in the foregoing clause (i).

          "Common Stock" shall mean the Corporation's common stock, par value $0.01 per share.

          "Common Stock Equivalents" shall have the meaning provided in Section 5(d)(vii) below.

          "Conversion Ratio" shall have the meaning provided in Section 5(a) below.

          "Convertible Securities" shall mean, as of any date, any and all issued and outstanding securities of the Corporation that are convertible into or exchangeable for shares of Common Stock in accordance with their respective terms.

          "EBITDA" shall mean, for any measurement period, the Corporation's consolidated net income for such period, determined before deduction of interest expense, taxes, depreciation expense and amortization expense attributable to such period, as reflected in the Corporation's quarterly and annual reports filed with the Securities and Exchange Commission for the relevant period (or, to the extent not reflected in any such report, as reflected in any written statement or release disseminated to the public with respect to such matters in lieu of or in addition to any such report), in each case as computed in accordance with GAAP consistently applied throughout the relevant period and using a methodology consistent with the Corporation's past practices prior to and as of the Initial Issue Date.

          "Effective Conversion Price" shall mean, as of any date, an amount equal to (x) the Series C Issue Price Per Share, divided by (y) the Conversion Ratio then in effect, as determined in accordance with the provisions of this Designation.

          "Employee Option" shall have the meaning provided in Section 7(b)(v) below.

          "Excess Subject Issuance Notice" shall have the meaning provided in Section 8(d) below.

          "Excess Subject Securities" shall have the meaning provided in Section 8(d) below.

          "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

          "Exchange Price Per Share" shall mean, for purposes of any Accretive Debt Exchange, an equivalent Common Stock price per share for securities of the Corporation issuable in exchange for, or purchase, redemption or retirement of, the debt securities or other indebtedness of the Corporation subject thereto, such equivalent price to be computed as the quotient of (A) the sum of (i) the total of all amounts outstanding (including, without limitation, all principal or other stated amounts payable, together with all interest, penalties, fees or other amounts accrued thereon or attributable thereto) under the debt securities or other indebtedness so exchanged, purchased, redeemed or retired (before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for or otherwise in connection with such exchange, purchase, redemption or retirement transactions and the issuance and sale of the Common Stock, Convertible Securities or Other Stock Rights in respect thereof), plus (ii) in the case of any Convertible Securities or Other Stock Rights included in any such issuance, the minimum additional consideration to be received by the Corporation upon conversion, exercise or exchange, as applicable, of such Convertible Securities or Other Stock Rights for or into shares of Common Stock in accordance with their respective terms, divided by (B) the total number of shares of Common Stock included in such issuance or, in the case of any Convertible Securities or Other Stock Rights so issued, the maximum number of shares of Common Stock as would on such date be issuable in respect of the conversion, exercise or exchange, as applicable, of such Convertible Securities and Other Stock Rights in accordance with their respective terms.

          "Excluded Issuance" shall mean (i) grants or issuances of Employee Options, to the extent that the maximum number of shares of Common Stock issuable upon exercise of the Employee Options so granted or issued, when taken together with the aggregate maximum number of shares of Common Stock issuable upon exercise of any and all other Employee Options that are issued and outstanding on the date of such grant or issuance (whether such other Employee Options were issued prior to, on or after the Initial Issue Date, but taking into account any forfeitures with respect thereto as provided in Section 7(b)(v) below), would not, in the aggregate, exceed nine million (9,000,000) shares of Common Stock, (ii) grants or issuances of up to a maximum of (x) one hundred thousand (100,000) shares of Common Stock, to the Corporation's employees, agents, consultants and similar persons, as from time to time determined by the Board on and after the Initial Issue Date, and (y) one million (1,000,000) shares of Common Stock as restricted-stock awards and/or option grants (with the shares of Common Stock subject to such restricted-stock awards and/or option grants being included in and counted against the maximum number of shares of Common Stock permitted to be subject to Employee Options pursuant to Section 7(b)(v) of this Designation) to executive or senior management of the Corporation, (iii) the issuance of up to two million seven hundred forty-eight thousand eight hundred ninety-four (2,748,894) shares (as shall be increased, if and when an Authorized Preferred Stock Issuance is effected pursuant to a firm purchase commitment entered into by the Corporation within forty-five (45) days after the Initial Issue Date as described in the second proviso to clause (ii) of the definition of "Authorized Preferred Stock Issuance" above, by a number of shares of Common Stock equal to the difference between (A) the total number of shares of Common Stock into which the new Preferred Stock issued pursuant to such Authorized Preferred Stock Issuance is convertible in accordance with its terms as of the date of issuance of such new Preferred Stock, divided by 0.97, minus (B) the total number of shares of Common Stock into which such new Preferred Stock is convertible in accordance with its terms as of the date of issuance of such new Preferred Stock) of Common Stock, individually or in the aggregate for all issuances as described in this clause (iii), in connection with (x) Board-approved acquisitions, joint ventures and/or financial/investment advisory transactions and (y) issuances to vendors, suppliers and other persons in the ordinary course of the Corporation's business, and (iv) shares of Common Stock or Series C Preferred issued as a dividend on the Series C Preferred. In each instance where this definition specifies a fixed number of shares of Common Stock, such number shall be adjusted (or subject to further adjustment) as appropriate to reflect, if and when occurring after the Initial Issue Date, any split(s) or subdivision(s) of, or the payment or distribution of any Common Stock Equivalents on or with respect to, the entire class of Common Stock as described in Section 5(d)(vii) below.

          "Fully Diluted Basis" shall mean and include, where referenced for purposes of any computation or determination to be made with respect to this Designation or any shares of Series C Preferred subject hereto, any and all shares of Common Stock as are issued and outstanding as of the applicable computation or determination date, together with the maximum number of shares of Common Stock as would be issuable on such date in respect of the conversion, exercise or exchange, as applicable, of any and all then issued and outstanding Convertible Securities and Other Stock Rights (including, in the case of Other Stock Rights, the further conversion, exercise or exchange for or into shares of Common Stock of any Convertible Securities issuable upon conversion, exercise or exchange of such Other Stock Rights) in accordance with their respective terms.

          "GAAP" shall mean United States generally accepted accounting principles in effect from time to time.

          "Initial Issue Date" shall mean the Initial Closing Date under (and as defined in) the Purchase Agreement.

          "Issue Date" shall mean (x) in the case of any Series C Preferred shares issued on such date, the Initial Issue Date, and (y) in the case of any Additional Series C Shares, the date of the Subsequent Closing (as defined in the Purchase Agreement) on which such Additional Series C Shares are issued and sold by the Corporation to applicable Series C Holders on and subject to the terms and conditions of the Purchase Agreement as "Additional Shares" thereunder.

          "Liquidation" shall have the meaning provided in Section 4 below.

          "Liquidation Preference" shall mean, with respect to each share of Series C Preferred that is issued and outstanding as of any Liquidation date, an amount per share equal to the sum of (i) the product of (x) the Effective Conversion Price then applicable, multiplied by (y) such number of shares of Common Stock (or fractional amount thereof) as would have been issuable at the then-effective Conversion Ratio had such share of Series C Preferred been converted into Common Stock immediately prior to such Liquidation; plus (ii) such amount as would represent a fifteen percent (15%) internal rate of return, calculated with respect to all issued and outstanding Series C Preferred shares from the Initial Issue Date as if all such Series C Preferred shares were issued on such Initial Issue Date, on the Series C Issue Price Per Share for such Series C Preferred Share, with any dividends at any time paid in cash with respect to the Series C Preferred and any cash payments made to the Series C Holders pursuant to Section 5(e) below and Section 8.13 of the Purchase Agreement being included in, and otherwise taken into account for purposes of, such internal rate of return calculation.

          "Material Subsidiary" shall mean, as of any date, each direct or indirect subsidiary of the Corporation whose consolidated gross revenues, as determined in accordance with GAAP, are greater than or equal to seventy-five million U.S. dollars (US$75,000,000).

          "Minimum Effective Conversion Price" shall have the meaning provided in Section 5(f)(i) below.

          "Net Debt" shall have the meaning provided in the Purchase Agreement.

          "Non-Interested Director" shall mean the Preferred Director and each of the Non-Management Directors.

          "Non-Management Director" shall mean, as of any date, each director then serving on the Board who is not, and has not been during the twelve (12) month period immediately preceding such date, employed or engaged by the Corporation as a compensated (excluding any compensation solely for serving as a director of the Corporation) employee, consultant, advisor or independent contractor.

          "Other Stock Rights" shall mean, as of any date, any and all issued and outstanding warrants, options or other rights as are exercisable for the purchase of, or are exchangeable for or convertible into, shares of Common Stock or Convertible Securities.

          "Performance Adjustment Amount" shall mean an amount per issued and outstanding share of Series C Preferred of one dollar and fifty cents ($1.50).

          "Performance Milestone" shall mean any one of the following events: (i) a reduction in the Corporation's total Net Debt to $405,000,000 or less; or (ii) an average daily closing price for the Common Stock during any period of thirty (30) consecutive trading days following the Initial Issue Date (as adjusted for stock splits, stock dividends and similar events, if any, occurring during such thirty (30) day period) that equals or exceeds the Effective Conversion Price then in effect; or (iii) a reduction to a level of 3.625 or less in the ratio of (x) the Corporation's total Net Debt as of the end of any fiscal quarter of the Corporation to (y) an annualized EBITDA figure for the Corporation based on the EBITDA level achieved in such fiscal quarter then ended and the immediately preceding fiscal quarter.

          "Preemptive Rightholder" shall have the meaning provided in Section 8(a) below.

          "Preemptive Rightholders' Share" shall have the meaning provided in Section 8(a) below.

          "Preferred Director" shall have the meaning provided in Section 6(b) below.

          "Preferred Stock" shall have the meaning provided in the preamble above.

          "Purchase Agreement" shall mean that certain Stock Purchase Agreement, dated on or about December 30, 2002, pursuant to which the Corporation has agreed to issue and sell to certain purchasers, and such purchasers have agreed to purchase and acquire from the Corporation, certain shares of Series C Preferred on the Initial Issue Date and on subsequent Issue Dates as provided therein.

          "Series C Holder" shall mean each individual or entity owning, beneficially and of record, any amount of duly issued and outstanding shares of Series C Preferred as of any applicable date of determination hereunder.

          "Series C Issue Price Per Share" shall mean a price per share for each share of Series C Preferred equal to $75.0067.

          "Series C Preferred" shall have the meaning provided in the preamble above.

          "Subject Issuance" shall have the meaning provided in Section 8 below.

          "Subject Issuance Notice" shall have the meaning provided in Section 8(a) below.

          "Subject Issuee" shall have the meaning provided in Section 8(a) below.

          "Subject Security" shall have the meaning provided in Section 8(b) below.

          "Subject Security Price" shall have the meaning provided in Section 8(b) below.

        Section 2.    Designation and Amount.    There is hereby designated, as a new series of the Corporation's Preferred Stock, the "Series C Convertible Preferred Stock" of the Corporation, and the number of shares constituting such series shall be 559,950.

        Section 3.    Dividends and Distributions.    Each Series C Holder shall be entitled to receive non-cumulative dividends at a rate of eight percent (8%) per annum on the Series C Issue Price Per Share for, from and after the applicable Issue Date of, each issued and outstanding share of Series C Preferred held by such Series C Holder on applicable dividend dates. Such dividends shall be paid on the Series C Preferred (i) out of funds legally available for such payment on the applicable dividend date(s), (ii) on a pari passu and pro rata basis with any and all outstanding shares of new Preferred Stock issued pursuant to any Authorized Preferred Stock Issuance and in preference to and prior to the payment of any dividend on any other class or series (i.e., other than the new Preferred Stock issued as aforesaid), whether or not in existence as of the Initial Issue Date, of the Corporation's capital stock and, unless otherwise specifically declared and paid by the Corporation with respect to the Series C Preferred in the sole and absolute discretion of the Board, only if and when dividends are paid on any such other class(es) or series of the Corporation's capital stock, and (iii) in cash, in shares of Common Stock (valued for this purpose at the average daily closing price (as adjusted for stock splits, stock dividends and similar events, if any, occurring within the relevant thirty (30) day period) for the Common Stock during the period of thirty (30) consecutive trading days ending on the applicable dividend date) or as a combination of the foregoing, as determined by the Board.

        Section 4.    Liquidation and Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Liquidation"), each Series C Holder shall be entitled to receive, from the assets and proceeds remaining for distribution to the Corporation's stockholders after payment and discharge of the Corporation's liabilities upon such Liquidation and in preference to any distribution or payment on or with respect to the Common Stock or any other equity securities of the Corporation ranking junior to the Series C Preferred (but, in any event, pari passu and pro rata with the Series A Preferred Stock and, subject to the proviso set forth in clause (iv) of the definition of "Authorized Preferred Stock Issuance" above, any issued and outstanding shares of new Preferred Stock issued pursuant to an Authorized Preferred Stock Issuance), an amount with respect to each Series C Preferred share then outstanding and held by such Series C Holder (excluding specifically for this purpose any Series C Preferred shares previously converted or otherwise disposed of by such Series C Holder) equal to the Liquidation Preference. If, upon any Liquidation, the assets and proceeds of the Corporation to be distributed among the Series C Holders are insufficient to permit payment of the full amount of the Liquidation Preference then payable to all such Series C Holders, then, subject only to any liquidation rights as may be applicable on a pari passu basis to issued and outstanding shares of Series A Preferred Stock and any issued and outstanding shares of new Preferred Stock issued pursuant to an Authorized Preferred Stock Issuance, the entire assets and proceeds to be distributed by the Corporation shall be distributed ratably among such Series C Holders based on the aggregate Liquidation Preference amount represented by the shares of Series C Preferred held by each such Series C Holder. The Corporation shall mail to each Series C Holder written notice of any event or circumstance as would constitute a Liquidation hereunder not less than sixty (60) days (or, in the case of any involuntary Liquidation event or circumstance, such shorter period as is practicable in the circumstances) prior to the effective date thereof. Unless otherwise determined by the vote of Series C Holders representing not less than two-thirds (2/3) of the then-issued and outstanding shares of Series C Preferred, a Liquidation shall be deemed to include a merger, reorganization, sale or other transaction that (i) results in the transfer of fifty percent (50%) or more of the outstanding voting securities or voting power of the Corporation (computed on a Fully Diluted Basis), (ii) results in the holders of a majority of the Corporation's outstanding voting securities or voting power (computed on a Fully Diluted Basis) immediately prior to such transaction holding, directly or indirectly, less than a majority of the outstanding voting securities or voting power (on a similarly fully diluted basis) of the surviving entity, (iii) results in the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the Corporation's assets, or (iv) results in a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 of the

General Rules and Regulations under the Exchange Act) of more than fifty percent (50%) of the total voting power of the then-outstanding voting capital stock of the Corporation on a Fully Diluted Basis.

        Section 5.    Conversion of Series C Preferred; Anti-Dilution Adjustments.

        (a)  Conversion Generally. On and subject to the terms and conditions of this Section 5, each share of Series C Preferred shall be convertible into fully-paid and nonassessable shares of Common Stock at a ratio (as subject to adjustment from time to time in accordance with the provisions of Section 5(d) below, the "Conversion Ratio") of forty (40) shares of Common Stock to one (1) share of Series C Preferred tendered for conversion in accordance with the provisions of this Section 5. For the avoidance of doubt, the Conversion Ratio in effect at any time hereunder shall be the same for all issued and outstanding shares of Series C Preferred, whether issued on the Initial Issue Date or as Additional Series C Shares or otherwise.

        (b)  Optional Conversion. At any time and from time to time, each Series C Holder shall have the option to convert all or any portion of its Series C Preferred shares into such number of shares of Common Stock as is determined by multiplying the number of Series C Preferred shares tendered for conversion by the Conversion Ratio in effect on the date of such conversion. Each Series C Holder electing to effect any conversion as provided in this Section 5(b) shall (i) surrender the certificate or certificates representing the shares of Series C Preferred subject to such conversion, duly endorsed, at the office of the Corporation and (ii) deliver written notice to the Corporation at such office that such Series C Holder has irrevocably and unconditionally elected to convert the number of shares of Series C Preferred specified in such notice. Each conversion notice so delivered to the Corporation shall state the name or names in which the converting Series C Holder wishes to have issued the certificate or certificates for shares of Common Stock issuable upon such conversion. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to each converting Series C Holder a certificate or certificates for the number of shares of Common Stock to which such Series C Holder is entitled. Each such conversion shall be deemed to have been effected immediately prior to the close of business on the date of the Corporation's receipt of the applicable conversion notice and surrender of the certificate(s) representing the shares of Series C Preferred subject to such conversion, and the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock on and as of such date.

        (c)  Mandatory Conversion. Any and all issued and outstanding shares of Series C Preferred shall be subject to mandatory and automatic conversion into Common Stock at the then-effective Conversion Ratio immediately upon the occurrence of either of the following events:

            (i)  (x) the average closing price for the Common Stock for any period of twenty (20) consecutive trading days (as adjusted for stock splits, stock dividends and similar events, if any, occurring during such twenty (20) trading day period) shall exceed three (3) times the Effective Conversion Price applicable as of the end of such twenty (20) trading day period, and (y) all of the then-outstanding shares of Series C Preferred issued to applicable Series C Holders on any applicable Issue Date shall no longer remain subject to transfer restrictions as contained in, and may be sold or transferred by such Series C Holders in compliance with, Rule 144(k) and Rule 145 under the Securities Act of 1933, as amended; or

          (ii)  Series C Holders representing in the aggregate not less than two-thirds (2/3) of the total number of issued and outstanding shares of Series C Preferred as of the date of any such election shall elect to effect an optional conversion as provided in Section 5(b) with respect to their Series C Preferred shares.

Immediately upon the effectiveness of any mandatory conversion as provided in this Section 5(c), any and all issued and outstanding shares of Series C Preferred (or such portion(s) thereof issued on any particular Issue Date as no longer remain subject to the transfer restrictions contemplated by Section 5(c)(i)(y) above) shall be converted automatically without any further action by the applicable Series C Holders and whether or not the certificates representing such shares have been surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue to any Series C Holder certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing the shares of Series C Preferred subject to conversion have either been delivered to the Corporation as provided below, or such Series C Holder has notified the Corporation that such certificates have been lost, stolen or destroyed and has executed an agreement satisfactory to the Corporation to indemnify the Corporation for any loss incurred by it in connection with such certificates. Upon any mandatory conversion of the Series C Preferred as aforesaid, each Series C Holder shall surrender any and all (or such portion(s) thereof representing Series C Preferred shares issued on any particular Issue Date as no longer remain subject to the transfer restrictions contemplated by Section 5(c)(i)(y) above) certificates representing shares of Series C Preferred then held by such Series C Holder at the office of the Corporation. Thereupon, there shall be issued and delivered to such Series C Holder promptly at such office (or at the office of the transfer agent for the Common Stock) and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred surrendered were convertible on the date on which such mandatory conversion occurred pursuant to this Section 5(c).

        (d)  Anti-Dilution Adjustments. Subject in all respects to the limitations set forth in Section 5(f) below, the Conversion Ratio shall be subject to adjustment from time to time as follows:

            (i)  If the Corporation shall issue, after the Initial Issue Date, any Additional Stock without consideration or for a consideration per share that is less than the Effective Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Ratio in effect immediately prior to each such issuance shall (except as otherwise provided in this Section 5(d) or in Section 5(f) below) concurrently therewith be replaced by an adjusted Conversion Ratio equal to the quotient of (X) the Series C Issue Price Per Share, divided by (Y) the product of (A) the Effective Conversion Price in effect immediately prior to such Additional Stock issuance, multiplied by (B) a fraction, (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such Additional Stock issuance, plus (b) the number of shares of Common Stock that the aggregate consideration received by the Corporation for such Additional Stock issuance would purchase at the Effective Conversion Price in effect immediately prior to such Additional Stock issuance; and (2) the denominator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such Additional Stock issuance, plus (y) the number of shares of Additional Stock issued or issuable (as determined in accordance with Section 5(d)(vi) below) as part of the Additional Stock issuance giving rise to the Conversion Ratio adjustment provided for in this Section 5(d)(i). For purposes of each calculation as aforesaid, the number of shares of Common Stock outstanding immediately prior to the applicable issuance of Additional Stock shall be calculated on a Fully Diluted Basis, as if all Convertible Securities had been fully converted into or exchanged for shares of Common Stock in accordance with their respective terms immediately prior to such issuance and all Other Stock Rights had been fully exercised (and any Convertible Securities acquired upon exercise thereof had been further converted into or exchanged for shares of Common Stock) in accordance with their respective terms immediately prior to such issuance, but excluding from such calculation any additional shares of Common Stock issuable with respect to any Convertible Securities or Other Stock Rights solely as a result of any Conversion Ratio adjustment effected pursuant to this Section 5(d)(i) in respect of the particular Additional Stock issuance for which such calculation is made. For illustrative purposes, the formula for adjustment of the Conversion Ratio pursuant to this Section 5(d) shall be as follows:

SCIPPS
ACR	=	ECP	x	CSO + ($$$/ECP) CSO + AS

Where:

ACR	=	Conversion Ratio as adjusted in accordance with this Section 5(d)(i), being the new Conversion Ratio applicable to the Series C Preferred upon and after each Additional Stock issuance giving rise to such adjustment, as from time to time subject to further adjustment (unless prohibited under Section 5(f) below) as provided in this Section 5(d) or in Section 5(e)(i) below
SCIPPS	=	Series C Issue Price Per Share
ECP	=	Effective Conversion Price in effect immediately prior to the determination of a Conversion Ratio adjustment pursuant to this Section 5(d)(i)
CSO	=	The number of shares of Common Stock outstanding immediately prior to the Additional Stock issuance giving rise to the Conversion Ratio adjustment pursuant to this Section 5(d)(i)
$$$	=	The amount of cash received and the fair value of non-cash consideration received for the Additional Stock issuance as determined in accordance with Sections 5(d)(iii), (iv) and (v) below
AS	=
The number of shares of Additional Stock issued or issuable, as determined in accordance with Section 5(d)(vi) below, in connection with the Additional Stock issuance giving rise to the Conversion Ratio adjustment pursuant to this Section 5(d)(i)

          (ii)  Except as provided in Sections 5(d)(vi)(3) and (4) and Section 5(d)(viii) below, no adjustment to the Conversion Ratio pursuant to this Section 5(d) shall have the effect of decreasing the Conversion Ratio below the Conversion Ratio in effect immediately prior to such adjustment.

          (iii)  In the case of the issuance of Additional Stock for cash, the consideration received shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

          (iv)  In the case of the issuance of Additional Stock in exchange for, or for the purchase, redemption or retirement of, any debt securities or other indebtedness of the Corporation from time to time outstanding, the consideration received shall be deemed to be the total of all amounts outstanding (including, without limitation, all principal or other stated amounts payable, together with all interest, penalties, fees or other amounts accrued thereon or attributable thereto) under the debt securities or other indebtedness so exchanged, purchased, redeemed or retired, before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for or otherwise in connection with such exchange, purchase, redemption or retirement transactions and the issuance and sale of Additional Stock in respect thereof.

          (v)  In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash (and other than as described in Section 5(d)(iv) above) shall be deemed to be the fair value thereof as determined by the Board irrespective of any accounting treatment.

          (vi)  In the case of any Convertible Securities or Other Stock Rights (whether granted or issued before, on or after the Initial Issue Date), the following provisions shall apply for all purposes of this Section 5(d):

            (1)  The aggregate maximum number of shares of Common Stock deliverable upon exercise of Other Stock Rights exercisable for Common Stock shall be deemed to have been issued at the time such Other Stock Rights were granted or issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5(d)(iii), (iv) and

    (v)), if any, received by the Corporation upon the grant or issuance of such Other Stock Rights, plus the minimum exercise price payable on exercise of such Other Stock Rights in respect of shares of Common Stock subject thereto.

            (2)  The aggregate maximum number of shares of Common Stock deliverable (x) upon conversion of or in exchange for any Convertible Securities, or (y) upon the conversion, exercise or exchange of any Other Stock Rights convertible into or exercisable or exchangeable for Convertible Securities and the subsequent conversion, exercise or exchange thereof ultimately into Common Stock shall be deemed to have been issued at the time such Convertible Securities or Other Stock Rights were granted or issued, in each case, for a consideration equal to the consideration (determined in the manner provided in Sections 5(d)(iii), (iv) and (v)), if any, received by the Corporation upon the grant or issuance of any such Convertible Securities or Other Stock Rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration (determined in the manner provided in Sections 5(d)(iii), (iv) and (v)), if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or the exercise of, and subsequent conversion of Convertible Securities subject to, such Other Stock Rights.

            (3)  In the event that any change is effected after the Initial Issue Date in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of any Other Stock Rights or upon conversion of or in exchange for any Convertible Securities, including but not limited to any change resulting from the anti-dilution provisions thereof, the Conversion Ratio shall be recomputed in accordance with the provisions of this Section 5(d) as necessary to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion or exchange of such Convertible Securities or the exercise of any such Other Stock Rights; provided, however, that this Section 5(d)(vi)(3) shall have no effect on any conversions of Series C Preferred effected prior to the relevant change.

            (4)  Upon the expiration, forfeiture or termination of (x) any Other Stock Rights with respect to Common Stock, (y) any rights to convert Convertible Securities into or exchange Convertible Securities for Common Stock, or (z) any Other Stock Rights with respect to Convertible Securities, the then-effective Conversion Ratio, to the extent determined or adjusted on the basis of or by giving effect to the Convertible Securities or Other Stock Rights so expired, forfeited or terminated, shall be recomputed to reflect the issuance of only that number of shares of Common Stock actually issued (or, if applicable, any Convertible Securities so issued and then outstanding and in effect) upon conversion, exchange or exercise, as applicable, of such Convertible Securities or Other Stock Rights; provided, however, that this Section 5(d)(vi)(4) shall have no effect on any conversions of Series C Preferred effected prior to any such expiration, forfeiture or termination.

            (5)  The number of shares of Common Stock deemed issued and the consideration paid and deemed paid therefor pursuant to Sections 5(d)(vi)(1) and (2) shall be appropriately adjusted to reflect any change, expiration, termination or forfeiture of the types described in either Section 5(d)(vi)(3) or (4).

        (vii)  If the Corporation shall at any time or from time to time after the Initial Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or in Convertible Securities or Other Stock Rights convertible into or exercisable or exchangeable for or otherwise entitling the holder thereof to receive, directly or indirectly, any additional shares of Common Stock (hereinafter referred to collectively as "Common Stock Equivalents") without payment of any consideration by such holders for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion, exercise or exchange thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Ratio shall be increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred shall be increased in proportion to the increase in the aggregate number of shares of Common Stock then outstanding (or deemed outstanding pursuant to Section 5(d)(vi)) as a result of any such dividend, distribution, split or subdivision and the number of shares of Common Stock issuable in respect of any Common Stock Equivalents so issued or distributed.

        (viii)  If the number of shares of Common Stock outstanding (or, for purposes of Section 5(d)(vi), deemed outstanding) at any time after the Initial Issue Date is decreased by a reverse stock split, combination or consolidation of the outstanding shares of Common Stock, then, as of the record date for such reverse stock split, combination or consolidation, the Conversion Ratio shall be decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred shall be decreased in proportion to such decrease in the shares of Common Stock then outstanding (or deemed outstanding pursuant to Section 5(d)(vi)).

        (e)  Performance-Based Conversion Ratio Adjustment. In addition to any Conversion Ratio adjustments as may be required from time to time pursuant to Section 5(d) above, but, in any event, in all respects subject to the limitations imposed under Section 5(f) below, the Conversion Ratio shall be further subject to adjustment as provided in this Section 5(e):

            (i)  From and after the Initial Issue Date until such date as of which one or more of the Performance Milestones shall have first been achieved, the Conversion Ratio as in effect on the forty-fifth (45th) day following each fiscal quarter shall be replaced by an adjusted Conversion Ratio equal to the quotient of (X) the sum of (a) the Series C Issue Price Per Share, plus (b) the Performance Adjustment Amount (or, to the extent a Performance Milestone is achieved prior to the last calendar day of a fiscal quarter, a pro rated portion thereof based upon the actual number of days elapsed during such fiscal quarter prior to such Performance Milestone being achieved), divided by (Y) the Effective Conversion Price in effect immediately prior to the adjustment to the Conversion Ratio as contemplated by this Section 5(e)(i).

          (ii)  Notwithstanding anything to the contrary herein, no adjustment to the Conversion Ratio pursuant to this Section 5(e) shall have the effect of decreasing the Conversion Ratio below the Conversion Ratio in effect immediately prior to such adjustment.

          (iii)  Subject to Section 5(f) below, upon any adjustment to the Conversion Ratio pursuant to this Section 5(e), such adjusted Conversion Ratio shall become and be deemed to be the Conversion Ratio in effect for all purposes (including, specifically, Section 5(d)) of this Designation, until further adjusted in accordance with the provisions herein set forth.

          (iv)  Immediately upon the date as of which one or more of the Performance Milestones shall have first been achieved, no further adjustments to the Conversion Ratio pursuant to this Section 5(e) shall be made, except for any adjustment to the Conversion Ratio not previously made in accordance with this Section 5(e) for the fiscal quarter or portion thereof attributable to the period ending on such Performance Milestone achievement date.

          (v)  To the extent permitted by applicable law, the Corporation shall have the right to tender to each Series C Holder an amount in cash, to be paid at the Corporation's option in lieu of, on the date of and in satisfaction and discharge of any Conversion Ratio adjustment otherwise required to be made pursuant to this Section 5(e), equal to the Performance Adjustment Amount (or such proportionate percentage thereof provided for in Section 5(e)(i) above as of any applicable adjustment date) multiplied by the number of shares of Series C Preferred held by such Series C Holder as of the applicable adjustment date. In the case of any Series C Preferred shares that are issued as Additional Series C Shares after the date(s) on which any cash payments were made to Series C Holders pursuant to this Section 5(e)(v), the Corporation shall pay, to the extent permitted by applicable law, to the Series C Holders of such Additional Series C Shares, within fifteen (15) days after the issuance of such Additional Series C Shares, a cash amount equal to the

  Performance Adjustment Amount(s) as would have been paid to the holder(s) of such Additional Series C Shares had the same been issued and outstanding on the date(s) of any earlier cash payment(s) made by the Corporation pursuant to this Section 5(e)(v). Upon any payment made by the Corporation pursuant to this Section 5(e)(v) in lieu of any Conversion Ratio adjustment, such Conversion Ratio adjustment shall not be given effect notwithstanding any provision of this Designation to the contrary, and each Series C Holder shall be deemed to have waived any and all of its rights under this Designation with respect thereto. For the avoidance of doubt, if the Corporation elects to make any cash payment pursuant to this Section 5(e)(v) in lieu of any Conversion Ratio adjustment, such cash payment shall be made with respect to the entirety of the Conversion Ratio adjustment to which the Series C Holders would otherwise be entitled under this Section 5(e), such that partial cash payments with partial Conversion Ratio adjustments shall not be permitted hereunder.

        (f)    Limitations on Conversion Ratio Adjustments.

            (i)  Subject to Section 5(f)(ii) below, in no event shall any Conversion Ratio adjustment pursuant to Section 5(d) or (e) be permitted if such adjustment, together with any and all other Conversion Ratio adjustments theretofore effected pursuant to such Sections 5(d) and (e), would result in an Effective Conversion Price that is less than (the following, as subject to adjustment in accordance with Section 5(f)(ii) below, the "Minimum Effective Conversion Price") the average daily closing price that existed for the Common Stock during the period of five (5) consecutive trading days immediately preceding the Initial Issue Date (as adjusted for stock splits, stock dividends and similar events, if any, occurring during such five (5) day period). Any and all Conversion Ratio adjustments required under Section 5(d) or (e) shall only be effective as and to the proportionate extent that they would result in an Effective Conversion Price greater than or equal to the Minimum Effective Conversion Price then in effect.

          (ii)  In the event of any split or subdivision of, or the payment or distribution of any Common Stock Equivalents on or with respect to, the entire class of Common Stock as described in Section 5(d)(vii) above, the Conversion Ratio adjustment provided for in such Section 5(d)(vii) shall be given full effect notwithstanding the Minimum Effective Conversion Price restrictions imposed by Section 5(f)(i). To the extent that any Conversion Ratio adjustment as permitted by this Section 5(f)(ii) results in an Effective Conversion Price that is lower than the Minimum Effective Conversion Price applicable immediately prior thereto, the lower Effective Conversion Price resulting from such adjustment shall thereafter constitute the new Minimum Effective Conversion Price for purposes of this Section 5(f); provided that the Minimum Effective Conversion Price (whether as so adjusted or as originally in effect) shall from time to time be subject to increase simultaneously with, and by a percentage amount corresponding to, each percentage increase in the Effective Conversion Price resulting from any reduction in the Conversion Ratio as and in the circumstances contemplated by any of Sections 5(d)(vi)(3) and (4) and Section (d)(viii). For the avoidance of doubt, no adjustment to the Minimum Effective Conversion Price pursuant to this Section 5(f)(ii) shall in any manner retroactively affect, alter or modify any Conversion Ratio adjustments (as such adjustments may have been limited by the Minimum Effective Conversion Price in effect with respect to any thereof in accordance with Section 5(f)(i) above on the applicable adjustment date therefor) that had been effected in accordance with Section 5(d) or (e) at any time prior to the applicable Minimum Effective Conversion Price adjustment pursuant to this Section 5(f)(ii).

        (g)  Certificate of Adjustment. Upon each adjustment to the Conversion Ratio required to be made pursuant to Section 5(d) or (e) above, the Corporation shall promptly compute such adjustment in accordance with the terms of such Section 5(d) or (e), as applicable, and shall prepare and furnish to each Series C Holder at such time a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall from time to time furnish or cause to be furnished to Series C Holders upon written request a like certificate setting forth (i) all Conversion Ratio adjustments effected pursuant to Sections 5(d) and (e) at any time prior to the date on which such certificate is requested, (ii) the Conversion Ratio in effect as of such date, and (iii) the number of shares of Common Stock as would be issuable upon conversion as of such date of a single share of Series C Preferred pursuant to this Section 5.

        (h)  Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of, or upon payment of any dividend on or with respect to, the Series C Preferred. In lieu of any fractional share to which any Series C Holder would otherwise be entitled, the Corporation shall pay a cash amount equal to the product of such fraction multiplied by the trading price for the Common Stock at the close of the trading day immediately preceding the date of such conversion or payment, as the case may be.

        Section 6.    Voting Rights; Board Representation; Board Observer.

        (a)  Voting Rights. Except as otherwise expressly provided for herein or as required by law, the Series C Holders shall, with respect to any and all matters submitted to a vote of the Common Stock, be entitled to vote together with the Common Stock, with each share of Series C Preferred representing in such voting that number of votes as would pertain to the full number of shares of Common Stock into which such share of Series C Preferred would be convertible at the Conversion Ratio in effect on and as of the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, on the date such vote is taken. Except as required by law or as otherwise provided herein, the Series C Preferred shall bear voting rights and powers equal to the voting rights and powers of the Common Stock (including, without limiting the provisions of Section 6(b) below, the power to elect the directors of the Corporation).

        (b)  Board Representation. For so long as the issued and outstanding shares of Series C Preferred, taken together with any and all issued and outstanding shares of Common Stock at such time held by any current or former Series C Holders to whom shares of Series C Preferred were originally issued on the applicable Issue Date(s) therefor, represents at least ten percent (10%) of the total outstanding voting securities or voting power of the Corporation (determined on a Fully Diluted Basis), the then-current Series C Holders shall be entitled to elect and appoint (by a majority of the then-outstanding Series C Preferred shares) one (1) director to the Board who is reasonably acceptable to the Board (the "Preferred Director") (it being agreed that Mr. Paul Pizzani will be acceptable to the Board as a Preferred Director appointee if so appointed by the Series C Holders), as well as one (1) Board Observer. If at any time the foregoing ten percent (10%) ownership threshold is not met, the Series C Holders, for so long as the total issued and outstanding shares of Series C Preferred represents at least five percent (5%) (in this instance excluding for purposes of such computation any shares of Common Stock or other securities of the Corporation then held by current or former Series C Holders) of the total outstanding voting securities or voting power of the Corporation (determined on a Fully Diluted Basis), shall be entitled to appoint (by a majority of the then-outstanding Series C Preferred shares) one (1) Preferred Director only. At such time as the foregoing five percent (5%) ownership threshold shall first cease to have been met, the Preferred Director shall resign from the Board, and all rights in favor of the Series C Holders arising solely on the basis of this Section 6(b) shall thereupon terminate and be of no further force or effect.

        Section 7.    Protective Provisions.    For so long as the total issued and outstanding shares of Series C Preferred represents at least ten percent (10%) (excluding for purposes of such computation any shares of Common Stock or other securities of the Corporation then held by current or former Series C Holders) of the total outstanding voting securities or voting power of the Corporation

(determined on a Fully Diluted Basis), the following matters with respect to the Corporation shall require the approval of:

        (a)  Series C Holders holding a majority of the issued and outstanding shares of Series C Preferred, voting separately as a class:

            (i)  except for and in relation to any shares of new Preferred Stock issued or issuable pursuant to any Authorized Preferred Stock Issuance, any issuance, reservation for issuance or authorization for issuance (whether pursuant to or in accordance with any merger, consolidation or otherwise) of any equity security of the Corporation (or any right or option to acquire, or any security convertible into or exchangeable for, equity securities of the Corporation), in each case to the extent such equity security (or the equity securities issuable upon exercise, conversion or exchange of any of the foregoing rights, options or other securities) is, or upon issuance would become, pari passu or senior in rank to the Series C Preferred with respect to the payment of dividends, or distributions upon liquidation, winding-up or dissolution of the Corporation; or

          (ii)  except for the filing of a new or amended certificate of designation to give effect to the issuance of shares of new Preferred Stock issued or issuable pursuant to any Authorized Preferred Stock Issuance, any amendment, alteration, repeal or waiver (whether pursuant to or in accordance with any merger, consolidation or otherwise) of any provision of the Certificate (whether by filing with the Secretary of State of the State of Delaware of any new or amended certificate of designation with respect to any class or series of capital stock of the Corporation or otherwise) or the Bylaws of the Corporation, in each case if such amendment, alteration, repeal or waiver would materially and adversely alter or change any power, preference or right of the Series C Preferred; and

        (b)  a majority of the Non-Interested Directors, voting together as a group:

            (i)  any merger or consolidation of the Corporation or any Material Subsidiary with one or more other corporations or other entities in any transactions in which the stockholders of the Corporation or such Material Subsidiary, as applicable, immediately prior to such merger or consolidation hold stock or other equity ownership interests representing less than a majority of the voting power of the outstanding stock or other equity ownership interests of the surviving entity, or

          (ii)  any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation as described in Section 7(b)(i) above), in one or a series of related transactions, of all or substantially all of the assets of the Corporation or of any Material Subsidiaries; or

          (iii)  any incurrence of, or assumption or creation of any obligation individually or in the aggregate to incur, any new indebtedness by the Corporation after the Initial Issue Date in excess of $50,000,000 over and above a Net Debt level of $485,000,000 (i.e., such amount that would not cause the Corporation to exceed Net Debt of $535,000,000); or

          (iv)  any redemption, repurchase or other reacquisition of any debt securities or other evidences of indebtedness or any shares of Common Stock or other securities of the Corporation ranking senior to or pari passu with the Series C Preferred (other than required redemptions, repurchases or reacquisitions in accordance with their terms of debt or equity securities (x) issued and outstanding as of the Initial Issue Date, or (y) issued at any time after the Initial Issue Date in accordance with the provisions of Section 7(a)(i) above); or

          (v)  any increase (whether by additional issuance or grant, amendment to applicable terms or otherwise), to a level exceeding 9,000,000 shares of Common Stock (as adjusted for stock splits and similar events), in the aggregate maximum number of shares of Common Stock issuable upon exercise of options (each, an "Employee Option") granted prior to, on or after the Initial Issue Date by the Corporation to its employees, agents, consultants and similar persons; provided, however, that upon the forfeiture of any Employee Options, the number of shares of Common Stock that would have been issuable upon exercise of such forfeited Employee Options shall be forever ignored for purposes of determining whether the foregoing aggregate maximum number of shares of Common Stock issuable upon exercise of Employee Options has been reached, and such forfeited Employee Options may thereafter be reissued subject to the remaining provisions of this Designation and Section 8.12 of the Purchase Agreement; or

          (vi)  except for any Excluded Issuances, any action taken by the Corporation to effect the issuance of shares of Common Stock or any Convertible Securities or Other Stock Rights for a consideration per share of Common Stock (or, in the case of any Convertible Securities or Other Stock Rights, for a Common Stock-equivalent consideration per share computed as the quotient of (x) the total consideration payable to the Corporation upon issuance or grant of such Convertible Securities or Other Stock Rights, together with the minimum additional consideration to be received by the Corporation upon conversion, exercise or exchange thereof, as applicable, for or into shares of Common Stock in accordance with their respective terms, divided by (y) the maximum number of shares of Common Stock issuable upon conversion, exercise or exchange, as applicable, of such Convertible Securities or Other Stock Rights as aforesaid) that is less than the average daily closing price for the Common Stock during the period of twenty (20) consecutive trading days (as adjusted for stock splits, stock dividends and similar events, if any, occurring during such twenty (20) day period) immediately preceding the date on which such action is to be taken by the Corporation with respect to any such issuance; or

        (vii)  any action taken by the Corporation to effect a Liquidation, declaration of bankruptcy, reorganization of the Corporation or similar event; or

        (viii)  the consent by the Corporation to the appointment of, or the taking of possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official with respect to the Corporation or any of its Material Subsidiaries or for all or substantially all of the property and assets of the Corporation or any of its Material Subsidiaries; or

          (ix)  any action taken by the Corporation to effect any general assignment for the benefit of creditors.

        Section 8.    Preemptive Rights.    For so long as the total issued and outstanding shares of Series C Preferred represents at least five percent (5%) (excluding for purposes of such computation any shares of Common Stock or other securities of the Corporation then held by current or former Series C Holders) of the total outstanding voting securities or voting power of the Corporation (determined on a Fully Diluted Basis), each Series C Holder shall be entitled, except in the case of any (i) registered public offerings, (ii) Excluded Issuances, (iii) issuances of capital stock upon exercise, conversion or exchange of any Employee Options, Convertible Securities, Other Stock Rights or Common Stock Equivalents, (iv) issuances of capital stock in connection with any Accretive Debt Exchanges, (v) issuances of shares of new Preferred Stock issued or issuable pursuant to any Authorized Preferred Stock Issuance, or (vi) other issuances (not made in connection with any issuance described in the above clauses (i) through (v)) that are made in the context of a transaction(s) representing, in the aggregate with respect to such transaction(s) as described in this clause (vi), no more than two million seven hundred forty-eight thousand eight hundred ninety-four (2,748,894) shares (as shall be (x) adjusted to reflect, if and when occurring after the Initial Issue Date, any split(s) or subdivision(s) of, or the payment or distribution of any Common Stock Equivalents on or with respect to, the entire class of Common Stock as described in Section 5(d)(vii) above, and (y) increased, if and when an Authorized Preferred Stock Issuance is effected pursuant to a firm purchase commitment entered into by the Corporation within forty-five (45) days after the Initial Issue Date as described in the second proviso to clause (ii) of the definition of "Authorized Preferred Stock Issuance" above, by a number of shares of Common Stock equal to the difference between (A) the total number of shares of Common Stock into which the new Preferred Stock issued pursuant to such Authorized Preferred Stock Issuance is convertible in accordance with its terms as of the date of issuance of such new Preferred Stock, divided by 0.97, minus (B) the total number of shares of Common Stock into which such new Preferred Stock is convertible in accordance with its terms as of the date of issuance of such new Preferred Stock) of Common Stock, to exercise the following rights to participate in subsequent equity issuances of the Corporation (any such issuance other than as excepted pursuant to the above clauses (i) through (vi), a "Subject Issuance"), which rights shall automatically and immediately terminate and be of no further force or effect as of the first date as of which the foregoing five percent (5%) threshold has not been satisfied:

          (a)  upon and prior to each Subject Issuance, the Corporation shall provide to each Series C Holder existing at the time of the relevant Subject Issuance (each such Series C Holder, a "Preemptive Rightholder") written notice (the "Subject Issuance Notice") offering all Preemptive Rightholders a proportionate right, based on the percentage ownership of the total capital stock of the Corporation (calculated on a Fully Diluted Basis) then represented by any and all shares of Series C Preferred at such time outstanding, to participate in the Subject Issuance (the portion of such Subject Issuance corresponding to the total Series C Preferred percentage ownership represented as aforesaid, the "Preemptive Rightholders' Share") on the same terms and conditions as are available to each other participant in the Subject Issuance (such other participant(s), the "Subject Issuee(s)");

          (b)  each Subject Issuance Notice shall state (x) the total number of the new securities of the Corporation (each such security, a "Subject Security") to be issued in connection with the relevant Subject Issuance and (y) the proposed purchase price per share for each Subject Security (the "Subject Security Price"), and the offer to the Preemptive Rightholders reflected in such Subject Issuance Notice shall be irrevocable unless and until the rights provided for in this Section 8 shall have been waived or shall have expired;

          (c)  for a period of twenty (20) calendar days after the giving of the Subject Issuance Notice pursuant to the foregoing Sections 8(a) and (b), each of the Preemptive Rightholders shall have the right to purchase, at a purchase price equal to the Subject Security Price and upon the same terms and conditions as are set forth in the Subject Issuance Notice and are otherwise available to the Subject Issuee(s), its proportionate percentage of the total Preemptive Rightholders' Share determined as the quotient of (x) the total number of shares of Series C Preferred then owned by such Preemptive Rightholder, divided by (y) the total number of shares of Series C Preferred then issued and outstanding;

          (d)  if the Preemptive Rightholders have not subscribed for the full amount of the Preemptive Rightholders' Share, the Corporation shall provide written notice (such notice, an "Excess Subject Issuance Notice") to each Preemptive Rightholder who has subscribed for its full proportionate number or amount of Subject Securities as provided in Section 8(c) above, offering each such Preemptive Rightholder the further right for an additional five (5) day period after delivery of the Excess Subject Issuance Notice to purchase that percentage of the remaining Preemptive Rightholders' Share not so subscribed for (for purposes of this Section 8(d), the "Excess Subject Securities") determined by dividing (x) the total number of shares of Series C Preferred then owned by such subscribing Preemptive Rightholder, divided by (y) the total number of shares of Series C Preferred then owned by all Preemptive Rightholders who have elected to subscribe for their full proportionate number or amount of Subject Securities in response to the original Subject Issuance Notice given in connection with the applicable Subject Issuance;

          (e)  the right of each Preemptive Rightholder to purchase Subject Securities or Excess Subject Securities, as the case may be, under Sections 8(c) or (d) above shall be exercisable by each Preemptive Rightholder (or, with the Corporation's consent (not to be unreasonably withheld or delayed), by any of its Affiliates (as defined in the Purchase Agreement) designated in the written notice of exercise described in this Section 8(e)) by delivering written notice of the exercise thereof, prior to the expiration of the 20-day period referred to in Section 8(c) above with respect to Subject Securities or prior to the expiration of the 5-day period referred to in Section 8(d) above with respect to Excess Subject Securities, to the Corporation, which notice shall state the amount of Subject Securities (or Excess Subject Securities, if applicable) that such Preemptive Rightholder elects to purchase pursuant to this Section 8; it being understood and agreed that the failure of a Preemptive Rightholder to respond within such 20-day or 5-day period, as applicable, shall constitute a permanent and irrevocable waiver of such Preemptive Rightholder's rights under this Section 8; provided that each Preemptive Rightholder may waive its rights under this Section 8 prior to the expiration of such 20-day or 5-day period by giving written notice to such effect to the Corporation;

          (f)    the closing of the purchase of Subject Securities or Excess Subject Securities subscribed for by the Preemptive Rightholders under this Section 8 shall be held concurrently with the closing of the sale of Subject Securities to the Subject Issuee(s) or at such later time as a majority of the Preemptive Rightholders may agree with the Corporation, and at such closing, (x) the Corporation shall deliver certificates representing the Subject Securities issuable to the subscribing Preemptive Rightholders, which Subject Securities shall be duly authorized, validly issued, fully paid and non-assessable, (y) each Preemptive Rightholder subscribing for Subject Securities shall deliver payment in full in immediately available funds of the total Subject Security Price for the Subject Securities purchased by it, and (z) all parties to the transactions relating to the Subject Issuance shall have executed and delivered such documentation as is customary for transactions of such type; and

          (g)  any and all Subject Securities not otherwise purchased by Preemptive Rightholders pursuant to this Section 8 may be sold by the Corporation to the Subject Issuees on terms and conditions that are no more favorable than those set forth in the Subject Issuance Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into not later than ninety (90) days following the earlier to occur of (i) the waiver by all Preemptive Rightholders of their rights to purchase the applicable Subject Securities or Excess Subject Securities pursuant to this Section 8, or (ii) the expiration of the 20-day or 5-day period referred to in Section 8(e) above with respect to such Subject Securities or Excess Subject Securities, as applicable. If such sale is not consummated within such 90-day period for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of Subject Securities may be made thereafter by the Corporation without again extending to the Preemptive Rightholders the rights provided for in this Section 8.

        Section 9.    Amendment.    This Designation shall not hereafter be amended without the affirmative vote (or written consent) of Series C Holders holding a majority of the issued and then-outstanding shares of Series C Preferred, voting separately from any other class or series of the Corporation's capital stock.

[signature page follows]

        IN WITNESS WHEREOF, Primus Telecommunications Group, Incorporated has caused this Designation to be signed by its Executive Vice President and attested by its Secretary this 30th day of December, 2002.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
By:
		Name:	John F. DePodesta
		Title:	Executive Vice President
Attest:
By:
Name:	Danielle O. Saunders
Title:	Secretary

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

PROXY SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned, revoking all previous proxies, hereby appoints K. Paul Singh and John F. DePodesta, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Special Meeting of the Stockholders of the Company to be held on March 31, 2003, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE SERIES C ISSUANCE (AS DESCRIBED BELOW).

  1.
  Approval of the issuance of 121,097 shares of Series C Convertible Preferred Stock (the "Series C Issuance") at a price of $75.0067 per share for gross proceeds of $9.08 million to the Company before expenses.
FOR	AGAINST	ABSTAIN
☐	☐	☐
  2.
  The transaction of such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof.
FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE DATE AND SIGN YOUR PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE SERIES C ISSUANCE. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO THE PROXIES IDENTIFIED ON THIS PROXY CARD, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

Signature of Stockholder

Signature of Stockholder

Date:	, 2003

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

QuickLinks

INTRODUCTION AND REASON FOR THE SPECIAL MEETING
VOTING PROCEDURES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TO APPROVE THE SERIES C ISSUANCE